UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

KALA PHARMACEUTICALS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

 KALA PHARMACEUTICALS, INC.

1167 Massachusetts Avenue

Arlington, Massachusetts 02476

(781) 996-5252

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on April 24, 2023

To the Stockholders of Kala Pharmaceuticals, Inc.:

Notice is hereby given that a special meeting of stockholders (the “Special Meeting”) of Kala Pharmaceuticals, Inc. (“Kala” or the “Company”), will be held virtually via the Internet at www.virtualshareholdermeeting.com/KALA2023SM on April 24, 2023 at 11:00 a.m., Eastern Time. At the Special Meeting, stockholders will consider and vote on the following matters:

1.

to approve the one-time exchange of stock options issued under the Company’s 2009 Employee, Director and Consultant Equity Incentive Plan (the “2009 Plan”), the Company’s 2017 Equity Incentive Plan (the “2017 Plan”), and inducement awards granted to certain newly hired employees in accordance with Nasdaq Listing Rule 5635(c)(4) (“inducement awards”) that are held by executive officers, other employees, and non-employee directors (collectively, “Eligible Holders”) of the Company for newly issued restricted stock units (the “Option Exchange Proposal”);

2.

the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (the “Auditor Ratification Proposal”); and

3.

to approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Option Exchange Proposal and the Auditor Ratification Proposal (the “Adjournment Proposal”).

The Option Exchange Proposal and Auditor Ratification Proposal were approved by the board of directors of the Company (the “board” or “board of directors”), and both require the affirmative vote of the holders of shares of our common stock, par value $0.001 per share (“common stock”) representing a majority of the votes cast by holders of all shares of common stock present or represented at the Special Meeting, to be approved.

Stockholders are referred to the proxy statement for more detailed information with respect to the matters to be considered at the Special Meeting. After careful consideration, the board recommends a vote “FOR” the Option Exchange Proposal, “FOR” the Auditor Ratification Proposal and “FOR” the Adjournment Proposal.

As noted above, our Special Meeting will be a “virtual meeting” of stockholders, which will be conducted exclusively via the Internet at a virtual web conference. There will not be a physical meeting location, and stockholders will not be able to attend the Special Meeting in person. This means you can attend the Special Meeting online, vote your shares electronically during the Special Meeting and submit questions online during the Special Meeting by accessing www.virtualshareholdermeeting.com/KALA2023SM shortly prior to the scheduled start of the meeting and entering the 16-digit control number found on the proxy card, voting instruction form or notice of availability of proxy materials. We believe that hosting a “virtual meeting” will enable greater stockholder attendance and participation from any location around the world.

The board has fixed the close of business on February 24, 2023 as the record date for determining the stockholders entitled to notice of, and to vote at, the Special Meeting or any adjournments thereof. Only the stockholders of record of our common stock are entitled to receive notice of, and to vote at, the Special Meeting or any adjournments thereof.

Accordingly, we urge you to review the accompanying material carefully and to promptly return the enclosed proxy card or voting instruction. On the following pages, we provide answers to frequently asked questions about the Special Meeting.

A complete list of registered stockholders entitled to vote at the Special Meeting will be available for inspection by stockholders at the principal executive offices of the Company during regular business hours for the 10 calendar days prior to and during the Special Meeting, and online during the Special Meeting.

Hard copies of the Company’s proxy statement to security holders in connection with the Special Meeting are being mailed to stockholders of record as of the close of business on February 24, 2023, beginning on or about March 13, 2023. The Company’s proxy statement to security holders is also available at www.proxyvote.com.

YOUR VOTE AND PARTICIPATION IN THE COMPANY’S AFFAIRS ARE IMPORTANT.

We encourage all stockholders to attend the virtual Special Meeting. However, whether or not you plan to attend the virtual Special Meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. Please review the instructions of each of your voting options described in the proxy statement.

If your shares are registered in your name, even if you plan to attend the Special Meeting or any postponement or adjournment of the Special Meeting online, we request that you vote by telephone, over the Internet, or complete, sign and mail your proxy card to ensure that your shares will be represented at the Special Meeting.

If your shares are held in the name of a broker, trust, bank or other nominee, and you receive notice of the Special Meeting through your broker or through another intermediary, please vote or complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary or contact your broker directly in order to obtain a proxy issued to you by your nominee holder to attend the Special Meeting and vote online. Failure to do so may result in your shares not being eligible to be voted by proxy at the Special Meeting.

Thank you for your ongoing support and continued interest in Kala.

By Order of the Board of Directors,

Mark Iwicki

Chief Executive Officer
Arlington, Massachusetts
March 13, 2023

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be Held on April 24, 2023. The Notice of Special Meeting and proxy statement are also available at www.proxyvote.com.

 KALA PHARMACEUTICALS, INC.

1167 Massachusetts Avenue

Arlington, MA 02476

(781) 996-5252

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

To Be Held on April 24, 2023

INFORMATION CONCERNING SOLICITATION AND VOTING

This proxy statement and the accompanying proxy card are being furnished in connection with the solicitation of proxies by the board of directors (the “board” or “board of directors”) of Kala Pharmaceuticals, Inc. for use at the special meeting of stockholders (the “Special Meeting”) to be held on April 24, 2023 at 11:00 a.m., Eastern Time, and at any adjournment thereof. The Special Meeting will be a virtual meeting held via the Internet at www.virtualshareholdermeeting.com/KALA2023SM. There will not be a physical meeting location, and stockholders will not be able to attend the Special Meeting in person. As always, we encourage you to vote your shares prior to the Special Meeting regardless of whether you intend to attend.

Except where the context otherwise requires, references to “Kala,” “the Company,” “we,” “us,” “our” and similar terms refer to Kala Pharmaceuticals, Inc. In addition, unless the context otherwise requires, references to “stockholders” are to the holders of our common stock, par value $0.001 per share (“common stock”).

This proxy statement summarizes information about the proposals to be considered at the meeting and other information you may find useful in determining how to vote. The proxy card is a means by which you actually authorize the proxies to vote your shares in accordance with your instructions. Hard copies of this proxy statement, along with the notice and either a proxy card or a voting instruction card, are being mailed to our stockholders of record as of the close of business on February 24, 2023, beginning on or about March 13, 2023.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be Held on April 24, 2023. The Notice of Special Meeting and proxy statement are also available at www.proxyvote.com.

Special Note

On October 20, 2022, we effected a 1-for-50 reverse stock split of our common stock either issued and outstanding or held as treasury stock. As a result of the reverse stock split, every 50 shares of issued and outstanding common stock were automatically combined into one issued and outstanding share of common stock, without any change in the par value per share. No fractional shares were issued as a result of the reverse stock split. Any fractional shares that would otherwise have resulted from the reverse stock split were rounded up to the next whole number. Unless otherwise indicated, all historical share and per share amounts in this Proxy Statement have been adjusted to reflect the reverse stock split. Proportionate adjustments were made to the per share exercise price and the number of shares of common stock that may be purchased upon exercise of outstanding stock options and warrants, and the number of shares of common stock reserved for future issuance under our 2017 Equity Incentive Plan, as amended, and Employee Stock Purchase Plan.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Q.	What is a proxy?
A.

A proxy is a person you appoint to vote on your behalf. By using the methods discussed below, you will be appointing Mary Reumuth or, in her absence, Mark Iwicki, Todd Bazemore and Eric L. Trachtenberg as your proxy. The proxy agent will vote on your behalf, and will have the authority to appoint a substitute to act as proxy. If you are unable to attend the Special Meeting, please vote by proxy so that your shares may be voted.

Q.	What is a proxy statement?
A.

A proxy statement is a document that regulations of the Securities and Exchange Commission (the “SEC”) require that we give to you when we ask you to sign a proxy card to vote your stock at the Special Meeting.

Q.	Why did I receive these proxy materials?
A.

Our board has made these materials available to you in connection with the solicitation of proxies for use at the Special Meeting to be held virtually on April 24, 2023 at 11:00 a.m., Eastern Time. As a holder of common stock, you are invited to attend the Special Meeting and are requested to vote on the items of business described in this proxy statement. This proxy statement includes information that we are required to provide to you under SEC rules and that is designed to assist you in voting your shares.

Q.	What is the purpose of the Special Meeting?
A.

At the Special Meeting, stockholders will be asked to consider and vote on the following matters:

1.

to approve the one-time exchange of stock options issued under the Company’s 2009 Employee, Director and Consultant Equity Incentive Plan (the “2009 Plan”), the Company’s 2017 Equity Incentive Plan (the “2017 Plan”), and inducement awards granted to certain newly hired employees in accordance with Nasdaq Listing Rule 5635(c)(4) (“inducement awards”) that are held by executive officers, other employees, and non-employee directors (collectively, “Eligible Holders”) of the Company for newly issued restricted stock units (the “Option Exchange Proposal” or “Proposal 1”);

2.

the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (the “Auditor Ratification Proposal” or “Proposal 2”); and

3.

to approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Option Exchange Proposal and Auditor Ratification Proposal (the “Adjournment Proposal” or “Proposal 3”).

Other than these proposals, no other proposals will be presented for a vote at the Special Meeting.

Q.	Why is the Company proposing to effect the Option Exchange Proposal?
A.

Our board has unanimously adopted a resolution declaring advisable, and recommending to our stockholders for their approval, the Option Exchange Proposal. For the reasons why the board recommended and the Company is proposing to effect such exchange, see “—Reasons for Proposed Option Exchange Program” under Proposal 1 below.

Q.	Why is the Special Meeting a virtual, online meeting?
A.

The Special Meeting will be a virtual meeting of stockholders where stockholders will participate by accessing a website using the Internet. There will not be a physical meeting location. We believe that hosting a virtual meeting will facilitate stockholder attendance and participation at the Special Meeting by enabling stockholders to participate remotely from any location around the world. Our virtual meeting will be governed by our Rules of Conduct and Procedures which will be posted at www.proxyvote.com in advance of the meeting and will available during the online meeting at www.virtualshareholdermeeting.com/KALA2023SM. We have designed the virtual Special Meeting to provide the same rights and opportunities to participate as stockholders have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform.

Q.	How do I virtually attend the Special Meeting?
A.

We will host the Special Meeting live online. The webcast of the Special Meeting will start at 11:00 a.m., Eastern Time, on April 24, 2023. Online access to the webcast will open fifteen (15) minutes prior to the start of the Special Meeting to allow time for you to log-in and test your device’s audio system. To be admitted to the virtual Special Meeting, you will need to log-in at www.virtualshareholdermeeting.com/KALA2023SM using the 16-digit control number on the proxy card, voting instruction form or notice of availability of proxy materials.

Beginning fifteen (15) minutes prior to, and during, the Special Meeting, we will have technicians standing by and ready to assist you with any technical difficulties you may have accessing or hearing the virtual meeting. If you encounter any difficulties accessing the virtual meeting or during the virtual meeting, please call the technical support team at the phone number available on www.virtualshareholdermeeting.com/KALA2023SM.

Q.	Who is entitled to vote at the Special Meeting, and how many votes do they have?
A.

Stockholders of record, including holders of our common stock, at the close of business on February 24, 2023 (the “Record Date”) may vote at the Special Meeting. Holders of our Series E Convertible Non-Redeemable Preferred Stock (the “Series E Preferred Stock”) are not entitled to vote at the Special Meeting. There were 2,025,495 shares of common stock outstanding on the Record Date. A complete list of registered stockholders entitled to vote at the Special Meeting will be available for inspection at the principal executive offices of the Company during regular business hours for the 10 calendar days prior to the Special Meeting. The list will also be available online during the Special Meeting. Pursuant to the rights of our stockholders contained in our charter documents, each share of our common stock is entitled to one vote on all matters listed in this proxy statement.

Q.	What is the difference between a stockholder of record and a “street name” holder?
A.

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the stockholder of record with respect to those shares. The notice of the Special Meeting has been sent directly to you by us.

If your shares are held in a stock brokerage account or by a bank or other nominee, the nominee is considered the record holder of those shares. You are considered the “beneficial owner” of these shares, and your shares are held in “street name.” A notice or proxy statement and voting instruction card have been forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee concerning how to vote your shares by using the voting instructions they included in the mailing or by following their instructions for voting by telephone or the Internet.

Q.	What is a broker non-vote?
A.

Broker non-votes occur when shares are held indirectly through a broker, bank or other intermediary on behalf of a beneficial owner (referred to as held in “street name”) and the broker submits a proxy but does not vote for a matter because the broker has not received voting instructions from the beneficial owner and (i) the broker does not have discretionary voting authority on the matter or (ii) the broker chooses not to vote on a matter for which it has discretionary voting authority. Even though we are listed on The Nasdaq Stock Market LLC (“Nasdaq”), the rules of the New York Stock Exchange (the “NYSE”) govern how a broker licensed by the NYSE can vote shares it holds on behalf of stockholders of Nasdaq-listed companies. Under the rules of the NYSE that govern how brokers may vote shares for which they have not received voting instructions from the beneficial owner, brokers are permitted to exercise discretionary voting authority only on “routine” matters when voting instructions have not been timely received from a beneficial owner. Each of Proposals 2 and 3 is considered a “routine matter.” Therefore, if you do not provide voting instructions to your broker regarding Proposals 2 and 3, your broker will be permitted to exercise discretionary voting authority to vote your shares on Proposals 2 and 3.

Q.	If I am a beneficial owner of shares, can my brokerage firm vote my shares?
A.

If you are a beneficial owner and do not vote via the Internet or telephone or by returning a signed voting instruction card to your broker, your shares may be voted only with respect to so-called “routine” matters where your broker has discretionary voting authority over your shares. Each of Proposals 2 and 3 is considered a “routine” matter. Accordingly, brokers will have such discretionary authority to vote on Proposals 2 and 3, and may vote “FOR” Proposals 2 and 3.

We encourage you to provide instructions to your brokerage firm via the Internet or telephone or by returning your signed voting instruction card. This ensures that your shares will be voted at the Special Meeting with respect to the proposal described in this proxy statement.

Q.	How do I vote?
A.

If you are the “record holder” of your shares, meaning that your shares are registered in your name in the records of our transfer agent, American Stock Transfer & Trust Company, LLC, you may vote your shares during the Special Meeting or by proxy prior to the Special Meeting as follows:

1.

Over the Internet prior to the Special Meeting: To vote over the Internet prior to the Special Meeting, please go to the following website: www.proxyvote.com, and follow the instructions at that site for submitting your proxy electronically. If you vote over the Internet prior to the Special Meeting, you do not need to complete and mail your proxy card or vote your proxy by telephone. You must submit your Internet proxy before 11:59 p.m., Eastern Time, on April 23, 2023, the day before the Special Meeting, for your proxy to be valid and your vote to count.

2.

By Telephone prior to the Special Meeting: To vote by telephone, please call 1-800-690-6903 in the United States, and follow the instructions provided on the proxy card. If you vote by telephone, you do not need to complete and mail your proxy card or vote your proxy over the Internet. You must submit your telephonic proxy before 11:59 p.m., Eastern Time, on April 23, 2023, the day before the Special Meeting, for your proxy to be valid and your vote to count.

3.

By Mail prior to the Special Meeting: To vote by mail, you must mark, sign and date the proxy card and then mail the proxy card in accordance with the instructions on the proxy card. If you vote by mail, you do not need to vote your proxy over the Internet or by telephone. The proxy card must be received not later than April 23, 2023, the day before the Special Meeting, for your proxy to be valid and your vote to count. If you return your proxy card but do not specify how you want your shares voted on any particular matter, they will be voted in accordance with the recommendations of our board.

4.

Over the Internet during the Special Meeting: If you attend the Special Meeting virtually, you may vote your shares online (up until the closing of the polls) by following the instructions available at www.virtualshareholdermeeting.com/KALA2023SM during the Special Meeting. You will need your 16-digit control number included on the proxy card or notice of availability of proxy materials. If you vote by proxy prior to the Special Meeting and also virtually attend the Special Meeting, there is no need to vote again at the Special Meeting unless you wish to change your vote.

If your shares are held in “street name,” meaning they are held for your account by an intermediary, such as a bank, broker or other nominee, then you are deemed to be the beneficial owner of your shares and the broker that actually holds the shares for you is the record holder and is required to vote the shares it holds on your behalf according to your instructions. The proxy materials, as well as voting and revocation instructions, should have been forwarded to you by the bank, broker or other nominee that holds your shares. In order to vote your shares, you will need to follow the instructions that your bank, broker or other nominee provides you. The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares held in “street name” will depend on the voting processes of the bank, broker or other nominee that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction card and any other materials that you receive from that organization.

Even if you plan to attend the Special Meeting online, we urge you to vote your shares by proxy in advance of the Special Meeting so that if you should become unable to attend the Special Meeting your shares will be voted as directed by you.

Q.	How will my proxy vote my shares?
A.

If you are a stockholder of record, your proxy will vote according to your instructions. If you choose to vote by mail and complete and return the enclosed proxy card but do not indicate your vote, your proxy will vote:

•

“FOR” the one-time exchange of certain stock options issued under the Company’s 2009 Plan, 2017 Plan and inducement awards for new restricted stock units that are held by eligible holders of the Company.

•

“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

•

“FOR” the approval of the proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of Proposals 1 and 2.

We do not intend to bring any other matter for a vote at the Special Meeting, and we do not know of anyone else who intends to do so. Your proxies are authorized to vote on your behalf, however, using their best judgment, on any other business that properly comes before the Special Meeting.

If your shares are held in the name of a bank, broker or other nominee, you will receive separate voting instructions from your bank, broker or other nominee describing how to vote your shares. The availability of Internet voting will depend on the voting process of your bank, broker or other nominee. Please check with your bank, broker or other nominee and follow the voting instructions your bank, broker or other nominee provides.

As described above, each of Proposal 2 and 3 is considered to be a “routine” matter. Accordingly, brokers will have discretionary authority to vote on Proposals 2 and 3 and may vote “FOR” the Proposals 2 and 3.

Q.	Can I change my vote?
A.

If your shares are registered directly in your name, you may revoke your proxy and change your vote at any time before the vote is taken at the Special Meeting. To do so, you must do one of the following:

1.

Vote over the Internet or by telephone as instructed above under “Over the Internet Prior to the Special Meeting” or “By Telephone Prior to the Special Meeting”. Only your latest Internet or telephone vote is counted.

2.

Sign, date and return a new proxy card. Only your latest dated and timely received proxy card will be counted.

3.

Attend the Special Meeting virtually and vote online as instructed above under “Over the Internet during the Special Meeting.” Your virtual attendance at the Special Meeting, without voting online during the Special Meeting, will not revoke your proxy.

4.

Give our corporate secretary written notice before the Special Meeting that you want to revoke your proxy.

If your shares are held in “street name,” you may submit new voting instructions by contacting your bank, broker or other nominee. You may also vote online during the Special Meeting, which will have the effect of revoking any previously submitted voting instructions if you follow the procedures described under “How do I vote?” above.

Q.	How many shares must be represented to have a quorum and hold the Special Meeting?
A.

The holders of one third of the voting power of the shares of the capital stock of the Company issued and outstanding and entitled to vote at the Special Meeting, present in person, present by means of remote communication, or represented by proxy, constitutes a quorum for the transaction of business at the Special Meeting. For purposes of determining whether a quorum exists, we count as present any shares that are voted over the Internet, by telephone, by completing and submitting a proxy card by mail or that are represented virtually at the meeting. Further, for purposes of establishing a quorum, we will count as present shares that a stockholder holds even if the stockholder votes to abstain or only votes on one of the proposals. In addition, we will count as present shares held in “street name” by banks, brokers or other nominees who indicate on their proxies that they do not have authority to vote those shares. If a quorum is not present, we expect to adjourn the Special Meeting until we obtain a quorum.

Q.	What vote is required to approve each proposal and how are votes counted?
A.

Proposal 1 - The Option Exchange Proposal

The affirmative vote of the holders of shares of common stock representing a majority of the votes cast by holders of all shares of common stock present or represented at the meeting, is required for approval of the Option Exchange Proposal.

The principal terms of the Option Exchange Proposal have been approved by the board. We expect that our executive officers and non-employee directors will vote all their shares in favor of the Option Exchange Proposal.

Proposal 2 - The Auditor Ratification Proposal

The affirmative vote of the holders of shares of common stock representing a majority of the votes cast by holders of all shares of common stock present or represented at the meeting, is required for Auditor Ratification Proposal.

Proposal 3 - The Adjournment Proposal

The affirmative vote of the holders of shares of our common stock, representing a majority in voting power of the votes cast by holders of all of the shares of common stock present or represented at the Special Meeting and voting on the Adjournment Proposal is required for approval of the Adjournment Proposal.

Q.	How are abstentions and broker non-votes treated for purposes of the Special Meeting?
A.

Abstentions are included in the determination of the number of shares present at the Special Meeting for determining a quorum at the meeting. An abstention is not an “affirmative vote” but an abstaining stockholder is considered “entitled to vote” at the Special Meeting. Therefore, an abstention will have no effect on Proposal 1, Proposal 2 or Proposal 3 because an abstention does not count as a vote cast.

Broker non-votes will be included in the determination of the number of shares present at the Special Meeting for determining a quorum at the meeting. However, broker non-votes, to the extent applicable, will have no effect on Proposal 1, Proposal 2 or Proposal 3 because a broker non-vote does not count as a vote cast for this proposal.

If your shares are held in the name of a bank, broker or other nominee, you should check with your bank, broker or other nominee and follow the voting instructions provided. Attendance at the Special Meeting alone will not revoke your proxy.

Q.	Who counts the votes?
A.	All votes will be tabulated by the inspector of election appointed for the Special Meeting.
Q.	Who is soliciting proxies, how are they being solicited, and who pays the cost?
A.

Proxies are being solicited by the board on behalf of the Company. In addition, we have hired Morrow Sodali LLC (“Morrow Sodali”), the proxy solicitation firm, at an approximate cost of $12,000, plus reimbursement expenses, to solicit proxies on behalf of our board. Morrow Sodali may solicit the return of proxies, either by mail, telephone, telecopy, e-mail or through personal contact. The fees of Morrow Sodali as well as the reimbursement of expenses of Morrow Sodali will be borne by us. Our officers, directors, and employees may also solicit proxies personally or in writing, by telephone, e-mail, or otherwise. These officers and employees will not receive additional compensation but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees, and fiduciaries, in connection with shares of the common stock registered in their names, will be asked to forward solicitation material to the beneficial owners of shares of common stock. We will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation materials and collecting voting instructions.

Q.	How does the board recommend that I vote on the proposals?
A.

Our board recommends that you vote:

FOR the approval of the Option Exchange Proposal;

FOR the approval of the Auditor Ratification Proposal; and

FOR the approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Option Exchange Proposal and the Auditor Ratification Proposal.

Q.	Do I have any dissenters’ or appraisal rights or cumulative voting rights with respect to any of the matters to be voted on at the Special Meeting?
A.	No. None of our stockholders have any dissenters’ or appraisal rights or cumulative voting rights with respect to the matter to be voted on at the Special Meeting.
Q.	Where can I find the voting results?
A.

The Company expects to publish the voting results of the Special Meeting in a Current Report on Form 8-K, which it expects to file with the SEC within four business days following the date of the Special Meeting.

Q.	What are the costs of soliciting these proxies?
A.

We will bear the cost of soliciting proxies. In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, e-mail, facsimile, and in person without additional compensation. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.
Q.	How many shares of common stock are outstanding?
A.	As of March 1, 2023, there are 2,025,495 shares of common stock outstanding.
Q.	How do I submit a question at the Special Meeting?
A.

If you wish to submit a question, on the day of the Special Meeting, beginning at 11:00 a.m. Eastern Time on April 24, 2023, you may log into the virtual meeting platform and follow the instructions there. Our virtual meeting will be governed by our Rules of Conduct and Procedures that will be posted at www.proxyvote.com in advance of the meeting. The Rules of Conduct and Procedures will address the ability of stockholders to ask questions during the meeting, including rules on permissible topics, and rules for how questions and comments will be recognized and disclosed to meeting participants. We will answer appropriate questions that are pertinent to the matters to be voted on by the stockholders at the Special Meeting. Because time is limited at the Special Meeting, we may not be able to answer all questions that are submitted. If there are any matters of individual concern to a stockholder and not of general concern to all stockholders, or if a question was not otherwise answered, such matters may be raised separately after the Special Meeting by contacting Investor Relations at (781) 996-5252. To promote fairness and the efficient use of our resources and to address all stockholder questions, we will limit each stockholder to two questions, which should each be succinct and should cover only one topic. Questions from multiple stockholders on the same topic or that are otherwise related may be grouped, summarized and answered together.

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this proxy statement. We urge you to carefully read this entire proxy statement, including the documents we refer to in this proxy statement. If you have any questions, need additional materials or need assistance in voting your shares, please feel free to contact the firm assisting us in the solicitation of proxies, Morrow Sodali. Banks, brokers and stockholders may call Morrow Sodali toll-free at (800) 662-5200 or +1 (203) 658-9400 (outside North America) or may send an email to KALA@info.morrowsodali.com.

Implications of Being a “Smaller Reporting Company”

We are a “smaller reporting company,” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The SEC has adopted rules allowing smaller reporting companies to provide scaled disclosure, and we are permitted and plan to rely on these exemptions from certain disclosure requirements for as long as we remain a smaller reporting company. We are a smaller reporting company so long as we have a public float of less than $250 million, or have annual revenues of less than $100 million and a public float less than $700 million, determined on an annual basis. Under the scaled disclosure obligations available to smaller reporting companies, we are not required to provide, among other things, Compensation Discussion and Analysis and certain other tabular and narrative disclosures relating to executive compensation. We have taken advantage of certain reduced reporting obligations in this proxy statement. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

MATTERS TO BE VOTED ON

PROPOSAL 1: APPROVAL OF THE OPTION EXCHANGE PROPOSAL

Introduction

We are asking our stockholders to approve the stock option exchange program described below (the “Option Exchange Program”). In brief, under the Option Exchange Program, our executive officers, other employees, and non-employee directors (collectively, “Eligible Holders”) will be given the opportunity to exchange options to purchase shares of our common stock held by them for an equal number of restricted stock units (“RSUs”). On the recommendation of the compensation committee of our board (the “compensation committee”), our board approved the Option Exchange Program, subject to stockholder approval, on February 24, 2023.

Kala operates in a highly competitive market space, and we risk losing members of our team if we are unable to incentivize, motivate, and retain employees. Due to the decreased stock price, approximately 99% of our currently outstanding options are underwater, meaning the strike price of the option is higher than the current fair market value of the underlying shares. Our board believes that, if approved by our stockholders, the Option Exchange Program could permit us to enhance long-term stockholder value by restoring value to our incentives so the participants are further motivated to complete and deliver the important strategic and operational initiatives of our Company. Currently, due to the high exercise prices in relation to our stock value, our equity denominated awards lack significant performance and retention incentives for participants.

Under the terms of the Option Exchange Program, all stock options held by Eligible Holders will be eligible to participate in the exchange, and are referred to below as the “Eligible Options”; those Eligible Options which are actually surrendered for exchange in the Option Exchange Program are referred to below as the “Tendered Options”; and the new RSUs granted in exchange for the Tendered Options, which will be subject to vesting requirements, are referred to below as the “Replacement RSUs.”

Background

We have successfully executed on our corporate strategy to divest our commercial assets and focus on the advancement of our innovative pipeline of development programs. Within the past year, we have moved from a fully integrated commercial organization with over 200 employees, to a small, rare disease biotech with a late-stage clinical asset and just over 30 employees. We are now in a much stronger financial position and have returned back to our roots as a development company.  As a result of the transactions discussed below, we have significantly reduced operating expenses relative to prior periods, de-levered the company by reducing the principal amount of our outstanding debt from $80 million to $34 million as of March 1, 2023, and greatly improved cash runway with the $31 million private placement financing in December 2022. Our key employees have remained dedicated and focused during this time of change, and retaining their services is important for our continued success.

In November 2021, we acquired Combangio, Inc., diversifying our pipeline with KPI-012 and bringing in our mesenchymal stem cell secretome platform technology.  During 2022, our management team and board recognized that further extraordinary measures would be required as our commercial business was in the challenging position of competing with large pharmaceutical companies with much greater resources while launching new products during the COVID-19 pandemic. In determining to allocate our resources to focus on the development of our pipeline candidates, we made the difficult decision to sell the rights to EYSUVIS® and INVELTYS® and our AMPPLIFY® Drug Delivery Technology, and in July 2022 we successfully divested these assets to Alcon.

Kala has significantly evolved since 2021, and the successes we have achieved enhancing our business and prospects are the result of enormous efforts of our key employees, who have remained dedicated through these changes and the significant reduction in force. These key employees hold long-term incentives in the form of stock options, a majority of which are significantly underwater and do not provide any value. It is vital that we retain the services of these key employees as we continue to execute on our long-term business plan, and we believe that it is also important to reward these key employees for their efforts so far.

Role of Long-Term Equity Incentives in Compensation Program

Long-term equity incentive compensation has been a critical and meaningful part of the total compensation program for employees, executives, and non-employee directors. Through equity-based grants of stock options and RSUs, our goal is and has been to create an alignment among key talent and our stockholders, with a focus on the creation of value for our stockholders. A key part of these grants is the use of vesting, which helps to retain management by requiring continued service and, for some options, the achievement of performance measures, in order to enjoy the full economic benefit of the awards.

Kala has historically used stock options to incentivize and retain employees, executives, and non-employee directors. Option grants serve as a powerful tool in the retention of executives and other employees based on stock price appreciation. However, when the stock price remains flat or declines due to factors that are not always within our control, the power of options to motivate and retain the holders of these awards can be lost or greatly diminished, in particular when the exercise price is materially higher than the trading price of the underlying common stock. In this circumstance, options are sometimes referred to as being “underwater,” and we use this term below.

Kala currently has a substantial number of deeply underwater options outstanding due to a sustained drop in its stock price over the past several years. At the same time, the equity awards held by employees, executives, and non-employee directors have been greatly diluted recently due to the $31 million private placement of the Company’s equity securities that occurred at the end of 2022. In January 2023, the compensation committee retained Pearl Meyer & Partners, LLC (“Pearl Meyer”), who serves as the compensation committee’s independent compensation consultant, and began considering whether an option exchange program would assist with retaining and incentivizing our employees. After a series of discussions and after consideration of various design alternatives, the compensation committee recommended to the board, and the board subsequently authorized, that we pursue the Option Exchange Program for the Eligible Holders.

Kala has a pressing need to retain and motivate our key talent, particularly in light of the highly competitive nature of the labor market in the pharmaceutical industry and the possibility that our key talent could receive lucrative sign-on awards by taking a position with a comparable company. Our key talent has been vital in our successful transformation of our business, and retaining these employees is important to our continued success. For this reason, our board is asking that our stockholders approve the Option Exchange Program described below. Under this program, all Eligible Holders who hold Eligible Options will have the opportunity to surrender their Eligible Options and receive an equal number of Replacement RSUs, which will be subject to vesting conditions.

Reasons for Proposed Option Exchange Program

Our board has determined that an Option Exchange Program whereby participants can elect to exchange stock options for RSUs is appropriate for the following reasons:

●	Outstanding Options Have Little or No Value. As of February 21, 2023, there were 188,658 Eligible Options outstanding, with a weighted average exercise price of $254.33 and a weighted remaining term of 6.55 years. Our average closing trading price over the 90 days trading prior to February 21, 2023 was $11.95. Therefore, the Eligible Options have an average exercise price that is approximately 21.28 times Kala’s average trading price.
●	Option Exchange Program will Help to Restore Retention and Motivation Incentives. We rely on highly skilled employees to move our business forward. Competition for employees is intense. We continue to believe that equity incentive awards are an important component of our compensation program and our ability to retain and motivate our key contributors. We also believe that substantially underwater options do not have sufficient positive impact on, and in some cases negatively impact, retention and motivation, and that for our equity compensation program to serve its intended purpose, it needs to provide value to our key contributors irrespective of market volatility. The failure to address the issue in the near to medium term will make it more difficult for us to retain our key contributors. If we cannot retain these individuals, our business, results of operations and future stock price would likely be adversely affected. We believe that the Replacement RSUs will be significantly more effective in retaining and incentivizing eligible participants than the existing options.
●	Equity Held by Employees and Directors was Substantially Diluted Due to Private Placement. At the end of 2022, we issued common stock and Series E Preferred Stock in a private placement, for gross proceeds of $31 million. The proceeds from this private placement were vital to advance the clinical development of KPI-012, our product candidate for the treatment of persistent corneal epithelial defects, but the issuance of additional common stock and the convertible Series E Preferred Stock resulted in dilution of common stock of approximately 75%, and diluted the equity held by employees and directors such that outstanding equity awards represent approximately 4.8% on a fully diluted basis, far below market standards for companies in our sector. Since a majority of the equity awards held by employees and directors are in the form of stock options which are significantly underwater, the real value of the equity awards held by employees and directors is even lower.
●	Exchange of Options for RSUs will Re-Align Interests of Key Talent, Directors, and Stockholders. The board has developed the proposed Option Exchange Program as a key element of its plan to return employee and director stock ownership to pre-dilution levels, and to do so with a vehicle that provides retention value. The board also intends to request additional shares for use under the 2017 Plan at the annual meeting of stockholders, and will use a portion of the additional shares to grant additional equity awards to employees, executives, and non-employee directors. If the Option Exchange Program is approved, this will reduce the number of shares that Kala requests for approval under the 2017 Plan and will minimize the total dilution of stockholders that results from the rebalance of the employee and director equity by extinguishing the stock options, which create an artificial dilution by increasing the number of shares covered by outstanding awards even though such awards are not likely to ever be exercised.
●	Replacement RSUs with Vesting Schedule will Provide Additional Retention Value. Under the Option Exchange Program, participants will surrender Eligible Options, including options that are fully vested when surrendered, for Replacement RSUs that are subject to vesting based on continued employment. For Eligible Options that are vested, the Replacement RSUs will vest over two years, with 50% of the Replacement RSUs vesting on the first anniversary of the Grant Date (as defined below), and 50% vesting on the second anniversary of the Grant Date. Unvested Eligible Options exchanged for Replacement RSUs will be subject to a revised vesting schedule whereby no such Replacement RSUs will vest until the second anniversary of the Grant Date, at which time a number of Replacement RSUs will vest that is equal to the unvested Eligible Options that would have vested during such two-year period, and the remaining Replacement RSUs will vest on the original vesting schedule of the unvested Eligible Options, provided that the applicable vesting schedule will vest in annual installments rather than monthly installments. While a portion of the Eligible Options may have otherwise expired during this new vesting period, the Replacement RSUs will not be subject to expiration. We believe that the Replacement RSUs, together with the new vesting requirements, represent a reasonable and balanced approach to the issues presented by the Eligible Options and creates the potential for a significant positive impact on retention, motivation and performance.
●	1-for-1 Exchange Ratio is Reasonable. The board considered the Black-Scholes value of the Eligible Options when it determined the appropriate exchange ratio for the proposed Option Exchange Program. Due to the high volatility of our stock price, the Black-Scholes value of a new stock option issued today is 88%, meaning that each of the Replacement RSUs has the value of approximately 1.14 of the Eligible Options. The board considered a variety of potential exchange ratios and determined that a 1-for-1 exchange was reasonable, given the Black-Scholes value of the Eligible Options, and that a 1-for-1 exchange would help to achieve our secondary goal of rebalancing employee and director equity.
●	Option Exchange Program will Align Compensation Costs with the Retention Value of the Awards. Our underwater options have exercise prices that were equal to the fair market value of our common stock at the time of grant. Under applicable accounting rules, we are required to continue to recognize compensation expense related to these options while they remain outstanding, even if they are never exercised. We believe that it is an inefficient use of corporate resources to recognize compensation expense on awards that are not valued by our employees. Replacing underwater options that result in compensation accounting expense but have little or no retention or incentive value with Replacement RSUs that will provide both enhanced retention and incentive value is a more efficient and effective compensation strategy.
●	The Option Exchange Program will Decrease Pressure for Cash Awards. If we are unable to conduct the Option Exchange Program, we may find it necessary to provide long-term compensation to our senior management and other employees through other means, including through cash awards that would be in addition to our annual cash bonus program. We do not believe that use of cash for long-term incentives would create the same sustained alignment between our employees and our stockholders as long-term equity incentives, and our strong preference is to use our available cash for other business purposes.

Other Alternatives Considered

When considering how best to continue to incentivize and reward our employees who have underwater stock options, the compensation committee engaged Pearl Meyer to review and evaluate strategies to address this issue. These strategies included the Option Exchange Program, as well as other alternatives, including the following:

●	Repricing Current Options. To realign equity incentives, we considered whether we could reprice the Eligible Options. However, relying on option repricing limits flexibility to offer different award vehicles and vesting schedules.
●	Grant Additional Equity Awards. We also considered special grants of additional stock options at current market price. However, these additional grants could substantially increase our overhang and the dilution to our stockholders and may not eliminate the employee retention, motivation and morale issues associated with the prior awards.
●	Exchange Options for Options. We also considered implementing a program to exchange underwater options for new stock options. However, we believe such a program would be less likely to achieve our goals of retention and motivation, as new options could again lose value due to the significant volatility in our stock price.

Summary of Currently Outstanding Options

As of February 21, 2023, there were 188,658 Eligible Options held by Eligible Holders, of which 99% were “underwater” on that date, meaning the exercise price of the option exceeded $11.90, which was the closing trading price of our common stock on that date. The weighted average exercise price of the Eligible Options is $254.33 and the weighted average remaining life of the Eligible Options is 6.55 years.

The following table sets forth the number of Eligible Options held by our Named Executive Officers, our other executive officers as a group, our non-employee directors, and our other employees as a group.

Eligible Stock Options
	Unvested Options	Vested Options	Total
Mark Iwicki	19,669	53,558	73,227
Todd Bazemore	7,103	14,631	21,734
Kim Brazzell, Ph.D.	6,523	11,969	18,492
Darius Kharabi	2,455	625	3,080
Mary Reumuth, C.P.A	4,743	10,425	15,168
Eric L. Trachtenberg	5,078	10,993	16,071
Non-Employee Directors as a Group	7,558	5,497	13,055
Non-Executive Officer Employees as a Group	11,101	16,730	27,831
TOTAL	64,230	124,428	188,658

Structure of the Option Exchange Program

The following is a summary of the terms of the Option Exchange Program recommended by our compensation committee and adopted by our board. Our compensation committee reserves the right to modify the terms of the Option Exchange Program, or to postpone or cancel the Option Exchange Program, whether before or after the exchange period has commenced. See “Potential Modification to Terms of Option Exchange Program.” The definitive terms of the Option Exchange Program will be set forth in an “Offer to Exchange” and related materials prepared under the federal securities laws, which are expected to be distributed to holders of Eligible Options as soon as practicable after our stockholders approve the Option Exchange Program.

●	Eligible Participants. Forty (40) individuals, consisting of our executive officers, other employees, and non-employee directors, comprise the Eligible Holders and will be eligible to exchange Eligible Options for Replacement RSUs through the Option Exchange Program.
●	Eligible Stock Options. All currently outstanding, non-exercised stock options held by Eligible Holders will be eligible for the Option Exchange Program.
●	Date of Grant of the Replacement RSUs. The Replacement RSUs will be granted immediately following the closing of the exchange period (the “Grant Date”).
●	Establishment of a New Vesting Period. Replacement RSUs will be subject to different vesting schedules depending on the vested or unvested status of the Tendered Options. The Replacement RSUs exchanged for vested Tendered Options will be subject to a new vesting period and will vest over two years, with 50% of the Replacement RSUs vesting on the first anniversary of the Grant Date, and 50% vesting on the second anniversary of the Grant Date. Replacement RSUs exchanged for unvested Tendered Options will be subject to a revised vesting schedule whereby no such Replacement RSUs will vest until the second anniversary of the Grant Date, at which time a number of Replacement RSUs will vest that is equal to the unvested Tendered Options that would have vested during such two-year period, and the remaining Replacement RSUs will vest on the original vesting schedule of the unvested Tendered Options, provided that the applicable vesting schedule will vest in annual installments rather than monthly installments. While a portion of the Tendered Options may have otherwise expired during this new vesting period, the Replacement RSUs will not be subject to expiration. This vesting period supports the long-term nature of equity as an incentive vehicle and also motivates additional years of retention as compared to the Eligible Options, many of which are already vested.
●	Completion of the Option Exchange Program Following Stockholder Approval. We expect that the exchange period will begin in the second quarter of 2023 shortly after approval by stockholders at the Special Meeting. Whether and when to commence the exchange period, and the closing date of the exchange period, will be determined by our compensation committee.

Impact of Option Exchange Program

We currently estimate that the Option Exchange Program will cover approximately 188,658 outstanding Eligible Options. If this number of Eligible Options is exchanged in full, then we currently estimate that an equal number of Replacement RSUs will be granted to Eligible Holders. All Tendered Options will be cancelled on the closing date of the exchange period.

The Replacement RSUs will be subject to the new vesting date and expiration date described above. We believe that this approach will best align our employees with our other stockholders for retention purposes and to incentivize long-term stock price growth.

Process

Overview of the Option Exchange Program Process

Upon commencement of the exchange period, Eligible Holders holding Eligible Options will receive written materials in the form of an “Offer to Exchange” setting forth the precise terms of the Option Exchange. At or before the commencement of the exchange period, we will file the Offer to Exchange with the SEC as part of a tender offer statement on Schedule TO.

Eligible Holders who desire to exchange some or all of their Eligible Options under the Option Exchange Program must voluntarily elect to participate. All employees who are employed on the commencement date of the exchange period, remain employed on the Replacement RSU Grant Date, and hold Eligible Options may participate in the Option Exchange Program. Eligible Holders will be given a period of at least 20 business days to elect to surrender Eligible Options in exchange for Replacement RSUs. Upon completion of the Option Exchange Program, the Tendered Options will be cancelled and the Replacement RSUs will be granted. The applicable equity plan, along with any special terms set forth in the applicable award agreement or an Eligible Holder’s employment agreement, will govern any terms or conditions of Replacement RSUs not specifically addressed within this Proposal 1, including treatment on a termination of employment or a change in control of the Company.

Election to Participate

Eligible Holders will receive the Offer to Exchange and will be able to voluntarily elect to participate in the Option Exchange Program. If an individual is both a stockholder and an individual holding Eligible Options, voting to approve the Option Exchange Program does not constitute an election to participate in the Option Exchange Program. The Offer to Exchange described above will be provided if and when the Option Exchange Program is initiated; an Eligible Holders can elect to participate with respect to his or her Eligible Options only after that time.

Eligible Options to Be Cancelled via the Option Exchange Program

As of February 21, 2023, there were 199,843 total stock options outstanding under the 2009 Plan, 2017 Plan, and various inducement grants, of which 188,658 are Eligible Options as described herein.

Accounting Impact

We follow the provisions of the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 718—Stock Compensation (“ASC Topic 718”), which requires that employee equity awards be accounted for under the fair value method.

Any unrecognized compensation expense from the Tendered Options will be recognized prior to the end of the service period of the Replacement RSUs received in the Option Exchange Program. Incremental compensation cost, if any, associated with the Replacement RSUs under the Option Exchange Program will be recognized over the service period of the Replacement RSUs. However, compensation cost will not be recognized as to any Replacement RSUs that are forfeited due to employees not meeting the applicable vesting requirements.

U.S. Tax Consequences

The exchange of Tendered Options for Replacement RSUs pursuant to the Option Exchange Program should be treated as the cancellation of the Tendered Options and the grant of Replacement RSUs. The Company and participating employees should not recognize any income for U.S. federal income tax purposes upon either the cancellation of the Tendered Options or the grant of the Replacement RSUs. Instead, the date on which RSUs become vested and shares of common stock are delivered to the participating employee is the date that the fair market value of the shares will be attributed to the participating employee as ordinary income. Tax effects may vary in other countries; a more detailed summary of tax considerations will be provided to all participants in the Option Exchange Program documents.

Potential Modification to Terms of Option Exchange Program

The terms of the Option Exchange Program will be described in an Offer to Exchange that will be filed with the SEC. Although we do not anticipate that the SEC will require us to materially modify the Option Exchange Program’s terms and conditions, it is possible that we will need to alter the terms of the Option Exchange Program to comply with comments from the SEC. Changes in the terms of the Option Exchange Program may also be required for tax purposes. It is possible that we may need to make modifications to the terms offered to eligible employees in countries outside the United States to comply with local legal requirements, or for tax or accounting reasons. Our compensation committee will retain the discretion to make any such necessary or desirable changes to the terms of the Option Exchange Program for purposes of complying with comments from the SEC or optimizing the U.S. or foreign tax consequences.

We may also find it necessary or appropriate to change the terms of the Option Exchange Program to take into account our administrative needs, legal requirements, accounting rules, other policy decisions that our compensation committee determines make it appropriate to change the Option Exchange Program, and for other or similar reasons. Without limiting the generality of this discretion, our compensation committee will retain the discretion to make any necessary or desirable changes to the terms of the Option Exchange Program at any time, and the compensation committee may change the exchange ratios (whether before or during the exchange period) if it determines that doing so will better advance the interests of the Company in the Option Exchange Program. The final terms of the Option Exchange Program will be set forth in the formal documents that comprise the Offer to Exchange. In addition, our compensation committee reserves the right to postpone or cancel the Option Exchange Program, whether before or after the exchange period has commenced.

Conclusion

We strongly believe that our equity program and emphasis on key employee stock ownership have been integral to our success. We believe that the Option Exchange Program will allow our equity program to attract, motivate, and retain the employee talent critical to attaining long-term improved company performance and stockholder returns. Therefore, we consider approval of the Option Exchange Program to be important to our future success, as it will enable the Company to strengthen the motivational and retention value of our stock option awards to our executive officers, other employees, and non-employee directors.

Required Vote

The affirmative vote of the holders of shares of common stock representing a majority of the votes cast by holders of all shares of common stock present or represented at the meeting, is required for approval of the Option Exchange Proposal.

Board Recommendation

The board unanimously recommends that you vote “FOR” the approval of the Option Exchange Proposal.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed the firm of Deloitte & Touche LLP (“Deloitte”), an independent registered public accounting firm, as independent auditors for the fiscal year ending December 31, 2023. Although stockholder approval of our audit committee’s appointment of Deloitte is not required by law, our board believes that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the Special Meeting, our audit committee will reconsider its appointment of Deloitte. Deloitte has no direct or indirect material financial interest in our company or our subsidiaries. Representatives of Deloitte are expected to be present at the Special Meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from our stockholders.

Audit Fees and Services

Deloitte was our independent registered public accounting firm for the years ended December 31, 2022 and December 31, 2021. The following table summarizes the fees Deloitte billed to us for the last two fiscal years. All such services and fees were pre-approved by our audit committee in accordance with the “Pre-Approval Policies and Procedures” described below.

	Years Ended December 31,
Fee Category	2022	2021
Audit Fees(1)	$782,094	$866,480
Audit-Related Fees	—	—
Tax Fees(2)	158,475	147,808
All Other Fees(3)	1,895	1,895
Total Fees	$942,464	$1,016,192

(1)	Audit fees consist of fees billed for professional services rendered by Deloitte & Touche LLP for the audits of our annual consolidated financial statements, the reviews of our interim consolidated financial statements, and related services that are normally provided in connection with statutory and regulatory filings or engagements, including, our registration statements.
(2)	Tax fees consist of fees for professional services with respect to tax compliance, tax advice and tax planning.
(3)	All other fees include fees and expenses for services which do not fall within the categories described above. All other fees consisted of a subscription to Deloitte & Touche LLP’s Accounting and Research Tool.

Pre-approval policies

The audit committee of our board has adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of our independent auditor. We may not engage our independent auditor to render any audit or non-audit service unless either the service is approved in advance by the audit committee, or the engagement to render the service is entered into pursuant to the audit committee’s pre-approval policies and procedures. In 2020, the audit committee delegated to its chair the authority to pre-approve any audit or non-audit services to be provided to us by our independent registered public accounting firm. By the terms of this delegated authority, the chair must be report on any such approval of services pursuant to such authority at the first regularly scheduled meeting of the audit committee following such approval. The audit committee does not delegate its responsibility to approve services performed by the independent auditor to any member of management.

The standard applied by the audit committee, or the chair of the audit committee, in determining whether to grant approval of any type of non-audit service, or of any specific engagement to perform a non-audit service, is whether the services to be performed, the compensation to be paid therefore and other related factors are consistent with the independent registered public accounting firm’s independence under guidelines of the SEC and applicable professional standards. Relevant considerations include whether the work product is likely to be subject to, or implicated in, audit procedures during the audit of our financial statements, whether the independent registered public accounting firm would be functioning in the role of management or in an advocacy role, whether the independent registered public accounting firm’s performance of the service would enhance our ability to manage or control risk or improve audit quality, whether such performance would increase efficiency because of the independent registered public accounting firm’s familiarity with our business, personnel, culture, systems, risk profile and other factors, and whether the amount of fees involved, or the non-audit services portion of the total fees payable to the independent registered public accounting firm in the period would tend to reduce the independent registered public accounting firm’s ability to exercise independent judgment in performing the audit.

Required Vote

The affirmative vote of the holders of shares of common stock representing a majority of the votes cast by holders of all shares of common stock present or represented at the meeting on Proposal 2 is required for the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2023.

Board Recommendation

The board unanimously recommends that you vote “FOR” the approval of the Auditor Ratification Proposal.

PROPOSAL 3: APPROVAL OF THE ADJOURNMENT PROPOSAL

Background of and Rationale for the Adjournment Proposal

The board believes that if the number of shares of the Company’s common stock outstanding and entitled to vote at the Special Meeting is insufficient to approve the Option Exchange Proposal and the Auditor Ratification, it is in the best interests of the stockholders to enable the board to continue to seek to obtain a sufficient number of additional votes to approve the Option Exchange Proposal and the Auditor Ratification.

In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by the board to vote in favor of adjourning or postponing the Special Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn or postpone the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the Option Exchange Proposal and the Auditor Ratification.

Additionally, approval of the Adjournment Proposal could mean that, in the event we receive proxies indicating that a majority in voting power of the votes to be cast by holders of our common stock will vote against the Option Exchange Proposal and the Auditor Ratification, we could adjourn or postpone the Special Meeting without a vote on the Option Exchange Proposal and the Auditor Ratification and use the additional time to solicit the holders of those shares to change their vote in favor of the Option Exchange Proposal and the Auditor Ratification.

Required Vote

The affirmative vote of the holders of shares of our common stock, representing a majority in voting power of the votes cast by holders of all of the shares of common stock present or represented at the Special Meeting and voting on the Adjournment Proposal is required for approval of the Adjournment Proposal.

Board Recommendation

The board unanimously recommends that you vote “FOR” the approval of the Adjournment Proposal.

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Officers

Certain information regarding our executive officers as of March 1, 2023 is set forth below.

Name	Age	Position
Mark Iwicki	56	Chief Executive Officer and Chairman of the Board
Todd Bazemore	52	President and Chief Operating Officer
Kim Brazzell, Ph.D.	70	Head of Research and Development and Chief Medical Officer
Darius Kharabi	44	Chief Business Officer
Mary Reumuth, C.P.A.	47	Chief Financial Officer and Treasurer
Eric L. Trachtenberg	49	General Counsel, Chief Compliance Officer and Corporate Secretary

Mark Iwicki has served as our Chief Executive Officer and Chairman of our board of directors since September 2015. Mr. Iwicki previously served as our President from August 2017 to December 2021 and as Executive Chairman of our board of directors from April 2015 to September 2015. Prior to joining us, Mr. Iwicki served as President and Chief Executive Officer of Civitas Therapeutics, Inc., or Civitas, a biopharmaceutical company, from January 2014 to November 2014. Prior to Civitas, Mr. Iwicki served as President and Chief Executive Officer at Blend Therapeutics, Inc., or Blend, a biopharmaceutical company, from December 2012 to January 2014. Prior to Blend, Mr. Iwicki was President and Chief Executive Officer of Sunovion Pharmaceuticals Inc. (formerly Sepracor Inc.), or Sunovion, a pharmaceutical company. Mr. Iwicki was at Sepracor/Sunovion from October 2007 to June 2012. Prior to joining Sepracor Inc., Mr. Iwicki was Vice President and Business Unit Head at Novartis Pharmaceuticals Corporation, a biopharmaceutical company. He was at Novartis from March 1998 to October 2007. Prior to that, Mr. Iwicki held management positions at Astra Merck Inc. and Merck & Co., Inc. In addition to serving on our board of directors, Mr. Iwicki also currently serves on the boards of Aerovate Therapeutics, Inc., Merus N.V., Akero Therapeutics, Inc. and Third Harmonic Bio, Inc. and formerly served on the board of Aimmune Therapeutics, Inc. and Pulmatrix Inc., all publicly-traded companies. Mr. Iwicki holds a B.S. in Business Administration from Ball State University and an M.B.A. from Loyola University.

Todd Bazemore has served as our President since December 2021 and as our Chief Operating Officer since November 2017. Previously, he served as Executive Vice President and Chief Operating Officer of Santhera Pharmaceuticals (USA) Inc., or Santhera, a pharmaceutical company and subsidiary of Santhera Pharmaceuticals Holdings AG, from September 2016 until November 2017. Prior to joining Santhera, Mr. Bazemore served as Executive Vice President and Chief Commercial Officer of Dyax Corp., or Dyax, a biopharmaceutical company focused on orphan diseases, between April 2014 and January 2016, when Dyax was acquired by Shire plc. At Dyax, Mr. Bazemore oversaw all aspects of Dyax’s commercial department including sales, marketing, commercial analytics, market access and patient services. Between April 2012 and September 2013, he served as Vice President, Managed Markets at Sunovion Pharmaceuticals, Inc., or Sunovion (a subsidiary of Dainippon Sumitomo Pharma Co. Ltd.), a global biopharmaceutical company focused on serious medical conditions. Prior to that, Mr. Bazemore held several roles of increasing responsibility at Sunovion, including Vice President of Sales and Vice President of Respiratory Business Unit. Since October 2020, Mr. Bazemore has served on the board of directors of Pulmatrix Inc., a clinical stage publicly traded biopharmaceutical company. He received his Bachelor of Science from the University of Massachusetts, Lowell.

Kim Brazzell, Ph.D. has served as our Chief Medical Officer since February 2013 and as our Head of Research and Development since December 2021. Dr. Brazzell served as Chief Medical Officer of Mimetogen Pharmaceuticals, Inc., a clinical stage biotechnology company, from January 2012 until December 2015. Dr. Brazzell also held several executive positions at Inspire Pharmaceuticals, Inc., or Inspire, a specialty pharmaceutical company focusing on ophthalmic and respiratory products, including Executive Vice President of Medical and Scientific Affairs from 2010 to 2011, Executive Vice President and Head of Ophthalmology Business from 2009 to 2010, and Senior Vice President of Ophthalmic Research and Development from 2004 to 2008. Prior to joining Inspire, Dr. Brazzell served as Global Head of Clinical R&D and Senior Vice President, U.S. R&D, of Novartis Ophthalmics AG from 2000 to 2004. Dr. Brazzell also served as Vice President, R&D at Ciba Vision Ophthalmics, Inc. and as Associate Director, R&D, at Alcon

Laboratories, Inc. Dr. Brazzell received a B.S. in Pharmacy and a Ph.D. in Pharmaceutical Sciences from the University of Kentucky.

Darius Kharabi has served as our Chief Business Officer since November 2021. From August 2018 to November 2021, Mr. Kharabi was co-founder and CEO of Combangio Inc., a clinical stage ophthalmology mesenchymal stem cell secretome company acquired by Kala Pharmaceuticals in November 2021. He is the co-founder of Lagunita Biosciences LLC, an early-stage medical investment company, and from October 2015 to August 2018 he helped create and manage multiple Lagunita portfolio life-science companies, including xCella Biosciences, acquired by Ligand, Kedalion Therapeutics, acquired by Novartis AG, and Combangio. From October 2015 through August 2019 he served as the Chief Operating Officer of xCella Biosciences and from October 2015 through November 2017 he served as the President of Kedalion. Prior to Lagunita, he served as Vice President, Corporate Development and International Sales at OrthAlign, a commercial stage orthopedic surgery navigation company, where his responsibilities included the launch of the KneeAlign® total knee arthroplasty navigation product line in the US and global markets. Mr. Kharabi started his career as a biotechnology licensing attorney at Wilson, Sonsini, Goodrich & Rosati, PC. He received his B.S. in Biochemistry from Georgetown University and his J.D. and M.B.A. degrees from Stanford University.

Mary Reumuth, C.P.A. has served as our Chief Financial Officer since July 2017, Senior Vice President, Finance from February 2017 to July 2017, our Vice President, Finance from December 2014 to February 2017, our Senior Director, Finance from February 2014 to December 2014, our Corporate Controller from February 2014 to July 2017 and as our Treasurer since February 2014. Prior to joining us, Ms. Reumuth acted as an independent financial consultant from November 2012 to January 2014 and, prior to that, served as Corporate Controller for Enobia Pharma Corp., or Enobia, a global biopharmaceutical company acquired by Alexion Pharmaceuticals, Inc., from May 2011 to June 2012. Prior to Enobia, Ms. Reumuth served as Director of Finance at Verenium Corporation, or Verenium, a biotechnology company, from December 2007 to March 2011. From 2001 to 2007, Ms. Reumuth held a variety of finance and accounting positions at Genzyme Corporation, or Genzyme, (now a Sanofi Company), and ILEX Oncology, Inc., or ILEX (acquired by Genzyme). Prior to ILEX, Ms. Reumuth was an auditor at Ernst & Young LLP. Since April 2022, Ms. Reumuth has served on the board of directors of Olink Holding AB, a publicly traded company. Ms. Reumuth earned her Bachelor’s degree in Business Administration from Texas A&M University—Corpus Christi, and is a Certified Public Accountant.

Eric L. Trachtenberg has served as our General Counsel and Corporate Secretary since April 2018 and as our Chief Compliance Officer since June 2018. Previously, he served as General Counsel, Chief Compliance Officer and Corporate Secretary of Aralez Pharmaceuticals Inc., or Aralez, a pharmaceutical company, from February 2016 to March 2018. Prior to that, he served in similar capacities for Pozen Inc., Aralez’s predecessor, from June 2015 to February 2016. Mr. Trachtenberg also formerly served as Deputy General Counsel at Auxilium Pharmaceuticals, Inc., a specialty biopharmaceutical company, from May 2012 through its acquisition by Endo Pharmaceuticals in February 2015. Prior to Auxilium, he was Vice President, General Counsel and Corporate Secretary of Enobia Pharma, Inc. from April 2011 through its acquisition by Alexion Pharmaceuticals in April 2012. Prior to that, Mr. Trachtenberg served as Vice President and Associate General Counsel of Sepracor Inc. (now known as Sunovion Pharmaceuticals Inc.) commencing in May 2007 and remained in that position following the acquisition of Sepracor Inc. by Dainippon Sumiztomo Pharma through April 2011. Mr. Trachtenberg also held a Senior Counsel position at Kos Pharmaceuticals, Inc. from July 2005 to April 2007 before its acquisition by Abbott. Mr. Trachtenberg began his career at Blank Rome LLP. He holds a Juris Doctorate and Master of Business Administration from Temple University and a Bachelor of Science in Management from Tulane University.

Directors

Our board of directors is authorized to have, and currently consists of, eight members divided into three classes, with members of each class holding office for staggered three-year terms. There are currently three Class I directors (Marjan Farid, M.D., Andrew I. Koven and Gregory D. Perry), whose terms expire at the 2024 annual meeting of stockholders; two Class II directors (Mark Iwicki and Mark S. Blumenkranz, M.D.), whose terms expire at the 2025 annual meeting of stockholders; and three Class III directors (Robert Paull, C. Daniel Myers and Howard B. Rosen)

whose terms expire at the 2023 annual meeting of stockholders (in all cases subject to the election and qualification of their successors or to their earlier death, resignation or removal).

Set forth below are the names of and certain information for each member of our board of directors as of March 1, 2023. The information presented includes each director’s principal occupation and business experience for the past five years, and the names of other public companies of which he or she has served as a director during the past five years. The information presented below regarding the specific experience, qualifications, attributes and skills of each director led our nominating and corporate governance committee and our board of directors to conclude that he or she should serve as a director. In addition, we believe that all of our directors possess the attributes or characteristics described in “Corporate Governance Matters-Director Nomination Process” that the nominating and corporate governance committee expects of each director. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Class I Directors
Marjan Farid, M.D.(3)	49	Director
Andrew I. Koven(2)(3)	65	Director
Gregory D. Perry(1)	62	Director
Class II Director
Mark Iwicki	56	Chief Executive Officer and Chairman of the Board
Mark S. Blumenkranz, M.D.(2)	72	Director
Class III Directors
C. Daniel Myers(2)(3)	68	Director
Robert Paull(1)(3)	46	Director
Howard B. Rosen(1)(2)	65	Director

————————

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.

Marjan Farid, M.D., has served as a member of our board of directors since October 2022. Since 2007, Dr. Farid has served as Professor of Clinical Ophthalmology, Director of Cornea, Refractive & Cataract Surgery, and Vice Chair of Ophthalmic Faculty at the Gavin Herbert Eye Institute, University of California Irvine. Her clinical practice is divided between patient care, teaching, and research. Dr. Farid’s research interests focus on corneal surgery, specifically the use of the femtosecond laser for corneal transplantation. Dr. Farid is also the founder of the Severe Ocular Surface Disease Center at the University of California Irvine, where she performs limbal stem cell transplants, as well as artificial corneal transplantation, for the treatment of patients with severe ocular surface disease. Dr. Farid also serves as the Chair of the Corneal Clinic Committee of the American Society of Cataract and Refractive Surgery. Dr. Farid received a B.S. in Biology from the University of California - Los Angeles and M.D. from the University of California - San Diego. We believe that Dr. Farid’s experience in the ophthalmology field qualifies her to serve as a member of our board of directors.

Andrew I. Koven has served as a member of our board of directors since September 2017 and as our Lead Independent Director since December 2018. Mr. Koven was, until his retirement in January 2019, the President and Chief Business Officer of Aralez Pharmaceuticals Inc., or Aralez, a public specialty pharmaceutical company, and served in that role with the company’s predecessor, Pozen Inc., or Pozen, commencing in June 2015. Prior to joining Pozen, Mr. Koven served as Executive Vice President, Chief Administrative Officer and General Counsel of Auxilium Pharmaceuticals Inc., a public specialty biopharmaceutical company, from February 2012 until January 2015, when it was acquired by Endo International plc. Mr. Koven served as President and Chief Administrative Officer and a member of the board of directors of Neurologix, Inc., a company focused on the development of multiple innovative gene therapy development programs, from September 2011 to November 2011. Before Neurologix, Mr. Koven served as Executive Vice President and Chief Administrative and Legal Officer of Inspire Pharmaceuticals, Inc., a public specialty pharmaceutical company, from July 2010 until May 2011 when it was acquired by Merck & Co., Inc. Previously, Mr.

Koven served as Executive Vice President, General Counsel and Corporate Secretary of Sepracor Inc. (now Sunovion), a public specialty pharmaceutical company, from March 2007 until February 2010 when it was acquired by Dainippon Sumitomo Pharma Co., Ltd. Prior to joining Sepracor, Mr. Koven served as Executive Vice President, General Counsel and Corporate Secretary of Kos Pharmaceuticals, Inc., a public specialty pharmaceutical company, from August 2003 until its acquisition by Abbott Laboratories (now AbbVie) in December 2006. Mr. Koven began his career in the pharmaceutical industry first as an Assistant General Counsel and then as Associate General Counsel at Warner-Lambert Company from 1993 to 2000, followed by his role as Senior Vice President and General Counsel at Lavipharm Corporation from 2000 to 2003. Mr. Koven also currently serves on the board of NeuroBo Pharmaceuticals, Inc., a publicly-traded company, and has served as its chairperson since January 2022. From 1986 to 1992 he was a corporate associate at Cahill, Gordon & Reindel in New York. From 1992 to 1993 he served as Counsel, Corporate and Investment Division, at The Equitable Life Assurance Society of the U.S. Mr. Koven holds a Master of Laws (LL.M.) Degree from Columbia University School of Law and a Bachelor of Laws (LL.B.) Degree and Bachelor of Arts Degree in Political Science from Dalhousie University. We believe that Mr. Koven’s extensive experience in the pharmaceutical industry qualifies him to serve as a member of our board of directors.

Gregory D. Perry has served as a member of our board of directors since February 2018. Mr. Perry has served as Chief Financial Officer for Finch Therapeutics Group, Inc., a public therapeutics company focused on the microbiome, from June 2018 to April 30, 2022. Previously, he served as Chief Financial and Administrative Officer of Novelion Therapeutics Inc., or Novelion, a public biopharmaceutical company, from November 2016 to December 2017. Prior to this, Mr. Perry was Chief Financial Officer of Aegerion Pharmaceuticals, Inc., a public biopharmaceutical company, from July 2015 until its merger with Novelion in November 2016. Prior to that, he served as Chief Financial and Business Officer of Eleven Biotherapeutics, Inc., a public company, from January 2014 to June 2015. Before joining Eleven Biotherapeutics, Mr. Perry served as the Interim Chief Financial Officer of InVivo Therapeutics, a public biotechnology company, from September 2013 to December 2013, and prior to that he served as the Senior Vice President and Chief Financial Officer of ImmunoGen, Inc., a public biotechnology company, from 2009 until he was promoted in 2011 to Executive Vice President and Chief Financial Officer, a role he held until 2013. Before that, he was the Chief Financial Officer of Elixir Pharmaceuticals. Mr. Perry previously was Senior Vice President and Chief Financial Officer of Transkaryotic Therapies. He has also held various financial leadership roles within PerkinElmer Inc., Domantis Ltd., Honeywell and General Electric. Since May 2016, Mr. Perry has served on the board of directors of Merus N.V., a public clinical-stage immuno-oncology company, including as Chair of its Audit Committee. From December 2011 to February 2016, Mr. Perry served on the board of directors of Ocata Therapeutics, a public biotechnology company, including as Chair of its Audit Committee and a member of its Compensation Committee, until it was acquired by Astellas Pharma Inc. Mr. Perry received a B.A. in Economics and Political Science from Amherst College. We believe that Mr. Perry’s experience in the biopharmaceutical industry, including his specific experience in financial leadership roles in biopharmaceutical companies, qualifies him to serve as a member of our board of directors.

Mark Iwicki is our Chief Executive Officer and Chairman of our Board of Directors. Please see “Executive Officers” above for biographical information regarding Mr. Iwicki.

Mark S. Blumenkranz, M.D., MMS, has served as a member of our board of directors since November 2021. Dr. Blumenkranz has served as the HJ Smead Professor Emeritus in the Department of Ophthalmology at Stanford University since March 2019, the Co-Director of its Ophthalmic Innovation Program since 2016, and he previously served as Department Chair from 1997 until 2015. Dr. Blumenkranz played a leading role in the planning, fundraising and construction of the Byers Eye Institute at Stanford University and served as its Director from its opening in September 2010 through June 2015. Dr. Blumenkranz previously served on the board of directors of Oculex Pharmaceuticals, Inc., which was acquired by Allergan, Inc. in 2003, Macusight, an ophthalmic pharmaceutical company, acquired by Santen in 2010, Peak Surgical, Inc., an innovator in pulsed plasma mediated electro-surgery that was acquired by Medtronic, Inc. in 2011, and OptiMedica Corp. which was acquired by Abbott Medical Optics in 2013. In 2006, he co-founded Adverum Biotechnologies, Inc., and served as chairman of its board of directors through 2016. In 2011, he co-founded Oculeve, Inc., and served on its board directors through its acquisition by Allergan in August 2015. He was a founder and served on the board of directors of Verana Health, Inc., a digital medicine and health analytics company, from 2009 until 2020. He was the founding Chairman of Kedalion Therapeutics, an ophthalmic drug delivery company and served as its chief executive officer from September 2019 until June 2022, when it was acquired by Novartis AG. He also served on the board of directors of One Medical from 2019 until its acquisition by Amazon in

February 2023. He currently serves as director at BVI Visitec, a global ophthalmic surgical company and Iveric Bio, Inc., a publicly traded ophthalmic biopharmaceutical company. Since October 2015, Dr. Blumenkranz has served as Managing Partner of Lagunita Biosciences LLC, an early-stage medical investment company, that is our current 5% beneficial stockholder. Dr. Blumenkranz holds an A.B. in Biology, Master’s Degree in Biochemical Pharmacology, and M.D. from Brown University. He completed his internship and ophthalmic residency at Stanford and subsequently the Executive Program at Stanford’s Graduate School of Business. We believe that Dr. Blumenkranz’s experience in the ophthalmology field qualifies him to serve as a member of our board of directors.

C. Daniel Myers has served as a member of our board of directors since October 2021. Mr. Myers served as the Chief Executive Officer of MediPrint Ophthalmics, Inc. (formerly Leo Lens Pharma), a private eye-care company, from April 2020 to April 2022. Previously, Mr. Myers co-founded Alimera Sciences, Inc., or Alimera, a publicly traded pharmaceutical company, and served as its Chief Executive Officer from 2003 until January 2019. Before co-founding Alimera, Mr. Myers was an initial employee of Novartis Ophthalmics (formerly CIBA Vision Ophthalmics), a pharmaceutical company, and served as its Vice President of sales and marketing from 1991 to 1997 and as President from 1997 to 2003. Mr. Myers has served as a director of Alimera since 2003 and has served as chairman of its board of directors since January 2019. In addition, Mr. Myers served on the board of directors of Ocular Therapeutix, Inc., a publicly traded biopharmaceutical company, from 2009 to 2012. Mr. Myers holds a B.S. in Industrial Management from the Georgia Institute of Technology. We believe that Mr. Myers’ experience in the biopharmaceutical industry, including his specific experience with ophthalmology pharmaceutical companies, qualifies him to serve as a member of our board of directors.

Robert Paull has served as a member of our board of directors since July 2009. Mr. Paull was a co-founder of, and since 2014 has been a Venture Partner at, Lux Capital Management, or Lux Capital, where he focuses on healthcare ventures. Mr. Paull has served as an Advisor to Zelda Ventures, an investment advisor firm, since January 2023, to Broken String Biosciences, a biosciences company, since April 2022 and to Outsized Ventures, an early-stage venture capital fund, since December 2021. In addition, Mr. Paull served as our founding Chief Executive Officer, President and Treasurer from July 2009 to June 2012. Mr. Paull also served as founding Chief Executive Officer of Genocea Biosciences Inc., a vaccine discovery and development company, from August 2006 to February 2009, and was the co-founder of Lux Research, Inc., an emerging technology market research and consulting firm, which was founded in January 2004. From January 2018 to December 2020, Mr. Paull was the founding Chief Executive Officer of Mahana Therapeutics, Inc., a digital therapeutics company. Mr. Paull holds a B.S. in Architecture from the University of Virginia. We believe that Mr. Paull’s extensive experience guiding and investing in healthcare ventures qualifies him to serve as a member of our board of directors.

Howard B. Rosen has served as a member of our board of directors since January 2014. Since 2008, Mr. Rosen has served as a consultant to several companies in the biotechnology industry. He has served at Stanford University as an adjunct professor in Chemical Engineering since 2021 and as a lecturer in Management since 2011, and he previously served as a lecturer in Chemical Engineering from 2009 until 2021. Mr. Rosen served as Chief Executive Officer of AcelRx Pharmaceuticals, Inc., or AcelRx, a public specialty pharmaceutical company developing products for pain relief, from April 2016 to March 2017, and Interim Chief Executive Officer from April 2015 to March 2016. Mr. Rosen also served as Interim President and Chief Executive Officer of Pearl Therapeutics, Inc. from June 2010 to March 2011. From 2004 to 2008, Mr. Rosen was Vice President of Commercial Strategy at Gilead Sciences, Inc., a biopharmaceutical company. From 2003 until 2004, Mr. Rosen was President of ALZA Corporation, a pharmaceutical and medical systems company that merged in 2001 with Johnson & Johnson, a global healthcare company. Prior to that, from 1994 until 2003, Mr. Rosen held various positions at ALZA Corporation. Mr. Rosen is a member of the board of directors of AcelRx and also served on the board of directors of Alcobra, Ltd., a public pharmaceutical company, until November 2017. Mr. Rosen is also currently a member of the board of directors of private companies, including Firecycte Therapeutics, Inc., Hammerton, Inc., Hopewell Therapeutics, Inc. and Entrega, Inc., and was a member of the board of directors of Metera Pharmaceuticals, Inc. from 2018 to 2020 and Aria Pharmaceuticals, Inc. from 2020 to 2023. Mr. Rosen holds a B.S. in Chemical Engineering from Stanford University, an M.S. in Chemical Engineering from the Massachusetts Institute of Technology and an M.B.A. from the Stanford Graduate School of Business where he was an Arjay Miller Scholar and a Henry Ford II Scholar. We believe that Mr. Rosen’s experience in the biopharmaceutical industry, including his specific experience with the development and commercialization of pharmaceutical products, qualifies him to serve as a member of our board of directors.

Executive and Director Compensation Processes

Our executive compensation program is administered by the compensation committee of our board of directors, subject to the oversight and approval of our board of directors. Our compensation committee reviews our executive compensation practices on an annual basis and based on this review approves, or, as appropriate, makes recommendations to our board of directors for approval of our executive compensation program. In designing our executive compensation program, our compensation committee considers publicly available compensation data for national and regional companies in the biotechnology/pharmaceutical industry to help guide its executive compensation decisions at the time of hiring and for subsequent adjustments in compensation. Our director compensation program is administered by our board of directors with the assistance of the compensation committee. The compensation committee conducts an annual review of director compensation and makes recommendations to the board of directors with respect thereto.

Since 2018, our compensation committee has retained Aon’s Human Capital Solutions practice, a division of Aon plc (formerly Radford), as its independent compensation consultant, to provide comparative data on executive compensation practices in our industry and to advise on our executive and director compensation programs generally. In January 2023, our compensation committee retained Pearl Meyer, as an additional independent compensation consultant, to advise on our Option Exchange Program. Although our compensation committee considers the advice and guidelines of Aon as to our executive and director compensation programs, and considered the advice of Pearl Meyer as to our Option Exchange Program, our compensation committee ultimately makes its own decisions about these matters and recommendations to our board about these matters. During the fiscal year ended December 31, 2022, the compensation committee directly engaged Aon to develop recommendations covering equity compensation for executives and an equity compensation strategy for non-officer employees; and review and make recommendations with respect to our director compensation program. Aon ultimately developed recommendations that were reviewed by the compensation committee.

In the future, we expect that our compensation committee will continue to engage independent compensation consultants to provide additional guidance on our executive compensation programs, our director compensation programs and to conduct further competitive industry benchmarking against a peer group of publicly traded companies.

The compensation committee reviewed information regarding the independence and potential conflicts of interest of Aon and Pearl Meyer, taking into account, among other things, the factors set forth in the Nasdaq listing standards. Based on such review, the compensation committee concluded that the engagements of Aon and Pearl Meyer did not raise any conflict of interest.

Under its charter, the compensation committee may form, and delegate authority to, subcommittees, consisting of independent directors, as it deems appropriate. During fiscal year 2022, the compensation committee did not form or delegate authority to such subcommittees. In addition, under its charter, the compensation committee may delegate to one or more executive officers the power to grant options, restricted stock units or other stock awards pursuant to its 2017 Equity Incentive Plan, as amended, to employees who are not directors or executive officers of the Company. During fiscal year 2022, the compensation committee delegated authority to our Chief Executive Officer to grant certain stock options and restricted stock units to non-executive employees with respect to annual equity awards.

Executive Compensation

The following discussion relates to the compensation of our Chief Executive Officer, Mark Iwicki, our President and Chief Operating Officer, Todd Bazemore, and our Head of Research and Development and Chief Medical Officer, Kim Brazzell, Ph.D. for the periods presented. These three individuals are collectively referred to in this proxy statement as our named executive officers. Each year, our compensation committee and board of directors review and determine the compensation of our named executive officers.

Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by or paid to each of our named executive officers for the periods presented.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All other Compensation ($)		Total ($)
Mark Iwicki	2022	682,110	409,266	—	770,803	6,120	(4)	1,868,299
Chief Executive Officer	2021	643,500	270,270	521,360	1,330,806	6,120	(4)	2,772,056

Todd Bazemore	2022	515,000	257,500	—	242,777	10,540	(5)	1,025,817
President and Chief Operating Officer	2021	489,878	171,457	188,650	483,131	10,240	(6)	1,343,356

Kim Brazzell, Ph.D.	2022	500,000	225,000	—	242,777	25,912	(7)	993,689
Head of Research and Development and Chief Medical Officer	2021	476,207	150,005	188,650	483,131	18,976	(8)	1,316,969

(1)	The amounts reported in the “Bonus” column reflect discretionary annual cash bonuses earned by our named executive officers for their performance in the years ended December 31, 2022 and 2021.
(2)	The amounts reported in the “Stock Awards” column reflect the aggregate grant date fair value of restricted stock unit awards granted during 2021 computed in accordance with the provisions of ASC Topic 718. For the assumptions underlying the valuation of such restricted stock unit awards, see Note 2 to our financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the SEC on March 29, 2022.
(3)	The amounts reported in the “Option Awards” column reflect the aggregate grant date fair value of stock options (which for 2022, have time- and/or performance-based vesting conditions) awarded during the periods presented, computed in accordance with the provisions of ASC Topic 718 using a Black-Scholes option pricing model. For performance-based stock options included in the “Option Awards” column for the year ended December 31, 2022, the amounts in the table reflect the grant date fair value of such awards based on the probable outcome of the performance conditions at the end of the year which represent $82,138, $31,291 and $31,291 for Mr. Iwicki, Mr. Bazemore and Dr. Brazzell, respectively. Assuming that the highest level of performance conditions were achieved, the value of the performance-based options at grant date for Mr. Iwicki, Mr. Bazemore and Dr. Brazzell would have been $246,414, $93,872 and $93,872, respectively. The Company utilizes the Black-Scholes option-pricing model to estimate the fair value of stock option grants and to determine the related compensation expense. The assumptions used in calculating the fair value of stock-based payment awards represent management’s best estimates. The assumptions used in determining fair value of the stock options granted during the years ended December 31, 2022 and 2021 are as follows:

	Year Ended December 31,
	2022	2021
Expected Volatility	72.9% - 87.0%	72.7% - 74.2%
Risk-Free Interest Rate	1.43% - 4.19%	0.50% - 1.39%
Expected Dividend Yield	0%	0%
Expected Term (in years)	5.50 – 6.10	5.13 - 6.10

(4)	Amount represents compensation of $6,120 from premiums we paid on behalf of Mr. Iwicki for life and disability insurance.
(5)	Amount represents compensation of $6,100 from matching contributions made by us to Mr. Bazemore’s tax-qualified 401(k) Savings Plan account and $4,440 from premiums we paid on behalf of Mr. Bazemore for life and disability insurance.

(6)	Amount represents compensation of $5,800 from matching contributions made by us to Mr. Bazemore’s tax-qualified 401(k) Savings Plan account and $4,440 from premiums we paid on behalf of Mr. Bazemore for life and disability insurance.
(7)	Amount represents compensation of $6,100 from matching contributions made by us to Dr. Brazzell’s tax-qualified 401(k) Savings Plan account and $19,812 from premiums we paid on behalf of Dr. Brazzell for life and disability insurance.
(8)	Amount represents compensation of $5,800 from matching contributions made by us to Dr. Brazzell’s tax-qualified 401(k) Savings Plan account and $13,176 from premiums we paid on behalf of Dr. Brazzell for life and disability insurance.

Narrative Disclosure to Summary Compensation Table

Base Salary. We use base salaries to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our named executive officers. None of our named executive officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary.

Mr. Iwicki’s, Mr. Bazemore’s and Dr. Brazzell’s annual base salaries were $682,110, $515,000 and $500,000, respectively, for 2022. In December 2022, our compensation committee increased Mr. Iwicki’s, Mr. Bazemore’s and Dr. Brazzell’s annual base salaries to $709,394, $535,600 and $520,000, respectively, effective January 1, 2023.

Annual Bonus. Performance-based bonuses, which are calculated as a percentage of base salary, are designed to motivate our employees to achieve annual goals based on our strategic, financial and operating performance objectives. Historically, our board of directors or our compensation committee has approved discretionary annual cash bonuses to our named executive officers with respect to their prior year performance.

With respect to 2022 performance, our compensation committee awarded bonuses of $409,266, $257,500 and $225,000 to Mr. Iwicki, Mr. Bazemore and Dr. Brazzell, respectively, which represented payments at 100% of each individual’s target bonus opportunity (which target bonus opportunities, expressed as a percentage of 2022 annual base salary, were 60%, 50% and 45%, respectively). Mr. Iwicki’s individual performance-based target bonus amount for 2023, expressed as a percentage of his 2023 base salary, is 60%. Mr. Bazemore’s individual performance-based target bonus amount for 2023, expressed as a percentage of his 2023 base salary, is 50%. Dr. Brazzell’s individual performance-based target bonus amount for 2023, expressed as a percentage of his 2023 base salary, is 45%.

Equity Incentives. Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, or any formal equity ownership guidelines applicable to them, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incentivizes our executive officers to remain in our employment during the vesting period. Accordingly, our compensation committee annually reviews the equity incentive compensation of our named executive officers and from time to time may grant equity incentive awards to them in the form of stock options and/or restricted stock units with time-based and/or performance-based vesting conditions.

In January 2022, we granted to Mr. Iwicki options to purchase 15,499 shares of our common stock and to each of Mr. Bazemore and Dr. Brazzell options to purchase 4,759 shares of our common stock. Such options vest monthly as to 1/48th of the shares underlying the option.

In January 2022, we also granted performance-based stock options to Mr. Iwicki, Mr. Bazemore, and Dr. Brazzell. Specified portions of the options will vest based on the level of achievement of specified performance metrics relating to financial, operational and scientific matters. The level of achievement of the performance metrics will be determined by the compensation committee based on pre-specified criteria. The target number of options eligible to vest under the performance-based options is set forth in the table below. A higher or lower number of options than the target (or no portion) may vest based on the level of achievement of each of the performance metrics, except that in no event will more than 150% of the target number of options vest.

	Number of Shares Based on Level of Achievement
Name	Threshold(1)	Target(2)	Maximum(3)
Mark Iwicki	1,890	3,780	5,670
Todd Bazemore	720	1,440	2,160
Kim Brazzell	720	1,440	2,160

————————

(1)	Assumes all of the specified performance metrics are achieved at a threshold level of performance (50% of target).
(2)	Assumes all of the specified performance metrics are achieved at a target level of performance (100% of target).
(3)	Assumes all of the specified performance metrics are achieved at a maximum level of performance (150% of target).

Prior to our IPO, our executives were eligible to participate in our 2009 Plan. Following the closing of our IPO, our employees and executives are eligible to receive stock options and other stock-based awards pursuant to the 2017 Equity Incentive Plan and no further grants are made under the 2009 Plan. For a description of our 2009 Plan and our 2017 Equity Incentive Plan, as amended, see “—Stock Option and Other Compensation Plans”.

Historically, we have used stock options to compensate our executive officers in the form of initial grants in connection with the commencement of employment and also at various times, often but not necessarily annually. The award of stock options to our executive officers, including our Chief Executive Officer, generally have been and going forward are expected to be made by our board of directors. We have granted stock options to our executive officers with both time-based and performance-based vesting conditions. Since our IPO and going forward, annual and other option grants made to existing executive officers and employees typically vest monthly as to 1/48th of the shares underlying the option. Vesting and exercise rights cease shortly after termination of employment except in the case of death or disability and, in certain circumstances, including, upon a change in control. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including no voting rights and no right to receive dividends or dividend equivalents. In addition, prior to our IPO, we have granted stock options with exercise prices equal to the fair market value of our common stock on the date of grant as determined by our board of directors or compensation committee, based on a number of objective and subjective factors. The exercise price of all stock options granted after our IPO has been and will be equal to the fair market value of shares of our common stock on the date of grant, which will be determined by reference to the closing market price of our common stock on The Nasdaq Capital Market on the date of grant.

At times, we have also used restricted stock units to compensate our executive officers. The awards of restricted stock units to our executive officers, including our Chief Executive Officer, were made by our board of directors in 2021 and 2020. We have granted restricted stock units to our executive officers with time-based and/or performance-based vesting conditions. Time-based restricted stock unit awards vest over two or three years, as applicable. Restricted stock units with performance-based vesting conditions were all fully vested as of December 31, 2022. Prior to settlement of the restricted stock units, the holder has no rights as a stockholder with respect to the shares subject to such restricted stock unit, including no voting rights and no right to receive dividends or dividend equivalents. None of our executive officers is currently party to an employment agreement that provides for guaranteed equity awards.

Outstanding Equity Awards at December 31, 2022

The following table sets forth information regarding all outstanding equity awards held by each of our named executive officers as of December 31, 2022.

	Option Awards							Stock Awards
												Equity
											Equity	Incentive
											Incentive	Plan
											Plan	Awards:
											Awards:	Market or
										Market	Number of	Payout
										Value of	Unearned	Value of
	Number of	Number of		Number of				Number of		Shares or	Shares,	Unearned
	Securities	Securities		Securities				Shares or		Units of	Units or	Shares, Units
	Underlying	Underlying		Underlying				Units of		Stock That	Other Rights	or Other
	Unexercised	Unexercised		Unexercised		Option	Option	Stock That		Have Not	That Have	Rights That
	Options (#)	Options (#)		Unearned		Exercise	Expiration	Have Not		Vested ($)	Not Vested	Have Not
Name	Exercisable	Unexercisable		Options (#)		Price ($)	Date	Vested (#)		(1)	(#)	Vested ($)
Mark Iwicki	5,449	—		—		167.00	6/3/2025	—		—	—	—
	7,576	—		—		260.50	9/11/2025	—		—	—	—
	12,195	—		—		167.00	6/17/2026	—		—	—	—
	1,572	—		—		750.00	7/18/2027	—		—	—	—
	4,599			—		643.00	2/6/2028	—		—	—	—
	9,008	191	(2)	—		259.50	1/1/2029	—		—	—	—
	5,320	1,979	(3)	—		192.00	1/1/2030	—		—	—	—
	2,898	3,161	(4)	—		343.00	1/3/2031	—		—	—	—
	3,549	11,950	(5)	—		68.50	1/3/2032	—		—	—	—
	—	—		1,890	(6)	68.50	1/3/2032	—		—	—	—
	—	—		—		—	—	1,014	(8)	38,684	—	—
Todd Bazemore	3,439	—		—		980.00	11/19/2027	—		—	—	—
	499			—		643.00	2/6/2028	—		—	—	—
	3,426	73	(2)	—		259.50	1/1/2029	—		—	—	—
	2,769	730	(7)	—		172.50	10/10/2029	—		—	—	—
	1,750	650	(3)	—		192.00	1/1/2030	—		—	—	—
	1,050	1,149	(4)	—		343.00	1/3/2031	—		—	—	—
	1,089	3,670	(5)	—		68.50	1/3/2032	—		—	—	—
	—	—		720	(6)	68.50	1/3/2032	—		—	—	—
	—	—		—		—	—	367	(8)	14,001	—	—
Kim Brazzell, Ph.D	308	—		—		260.50	10/2/2025	—		—	—	—
	2,047	—		—		167.00	6/17/2026	—		—	—	—
	942	—		—		750.00	7/18/2027	—		—	—	—
	1,399	—		—		643.00	2/6/2028	—		—	—	—
	2,936	63	(2)	—		259.50	1/1/2029	—		—	—	—
	1,745	654	(3)	—		192.00	1/1/2030	—		—	—	—
	1,050	1,149	(4)	—		343.00	1/3/2031	—		—	—	—
	1,089	3,670	(5)	—		68.50	1/3/2032	—		—	—	—
	—	—		720	(6)	68.50	1/3/2032	—		—	—	—
	—	—		—		—	—	367	(8)	14,001	—	—

(1)	Amounts shown are based on a price of $38.15 per share, which was the closing price of our common stock as reported on The Nasdaq Global Select Market on December 30, 2022, the last trading day of the year.
(2)	The option vests over four years, with 2.0833% of the shares underlying the option vested on February 2, 2019 and 2.0833% of the shares vesting monthly thereafter.
(3)	The option vests over four years, with 2.0833% of the shares underlying the option vested on February 2, 2020 and 2.0833% of the shares vesting monthly thereafter.
(4)	The option vests over four years, with 2.0833% of the shares underlying the option vested on February 4, 2021 and 2.0833% of the shares vesting monthly thereafter.
(5)	The option vests over four years, with 2.0833% of the shares underlying the option vested on February 3, 2022 and 2.0833% of the shares vesting monthly thereafter.

(6)	The option vests based on the level of achievement of specified performance metrics, as more fully described above under “—Narrative Disclosure to Summary Compensation Table”. Options are included in this table at the threshold level of achievement. As of December 31, 2022, none of the performance metrics had been certified by the compensation committee as having been achieved.
(7)	The option vests over four years, with 2.0833% of the shares underlying the option vested on November 15, 2019 and 2.0833% of the shares vesting monthly thereafter.
(8)	The restricted stock units vest as to 1/2 of the shares on each of January 4, 2023 and 2024.

Employment Agreements with Named Executive Officers

Letter Agreement with Mr. Iwicki

Mr. Iwicki was appointed as our Chief Executive Officer and Chairman of our board of directors pursuant to a letter agreement with us dated September 10, 2015, which amended and restated a prior letter agreement. Mr. Iwicki is an at-will employee, and his employment with us can be terminated by him or us at any time and for any reason.

Mr. Iwicki’s base salary is subject to annual review and adjustment by our compensation committee. Mr. Iwicki’s annual base salary was $709,394, effective January 1, 2023. In addition, Mr. Iwicki is eligible to receive a discretionary bonus in a target amount of 60% of his annual base salary, as determined by our board of directors in its sole discretion.

On March 11, 2019, Mr. Iwicki’s employment letter agreement was amended to revise the severance benefits he is entitled to receive upon termination in connection with the following events. Subject to his execution and nonrevocation of a release of claims in our favor, in the event of the termination of Mr. Iwicki’s employment by us without cause or by him for good reason, each as defined in his employment letter agreement, and such termination is not within the twenty-four month period following a change of control, as defined in his employment letter agreement, Mr. Iwicki will be entitled to a lump sum payment in an amount equal to (i) twenty-four months of his then-current annual base salary, (ii) any bonus earned for the year prior to the year of termination that has not yet been paid, (iii) an amount equal to 200% of his target bonus attributable to the year of termination and (iv) a pro-rated portion of any bonus attributable to the year of termination based upon performance against company but not individual objectives. In addition, Mr. Iwicki will be entitled to twenty-four months of COBRA premiums for continued health benefit coverage on the same terms as were applicable to him prior to his termination and outplacement services for the twenty-four month period.

Further, in the event of the termination of Mr. Iwicki’s employment by us without cause or by him for good reason within the twenty-four month period following a change of control, Mr. Iwicki will be entitled to a lump sum payment in an amount equal to (i) thirty months of his then-current annual base salary, (ii) any bonus earned for the year prior to the year of termination that has not yet been paid, (iii) a pro-rated portion of any bonus attributable to the year of termination based upon performance against company but not individual objectives and (iv) 250% of the greater of (A) the average bonus Mr. Iwicki received during the two years prior to termination or resignation, or (B) the target bonus for the year of termination or resignation. In addition, Mr. Iwicki will be entitled thirty months of COBRA premiums for continued health benefit coverage on the same terms as were applicable to him prior to his termination and outplacement services for thirty months.

In addition, in the event we terminate his employment or other service relationship with us without cause, he terminates his employment or other service relationship with us for good reason, or his employment or other service relationship with us terminates by reason of his death or disability, Mr. Iwicki is entitled to the automatic vesting and exercisability of any unvested options that would have vested if Mr. Iwicki’s employment or other service relationship with us had continued for twenty-four months following such termination. In addition, provided Mr. Iwicki is an employee, member of our board of directors or is otherwise providing services to us at the time of a change of control, as defined in the letter agreement, or in the event of the termination of Mr. Iwicki’s employment by us without cause or by him for good reason in contemplation of a change of control, as defined in the letter agreement, Mr. Iwicki’s time-based equity awards will vest in full upon consummation of such change in control. Options granted to Mr. Iwicki will be exercisable for up to eighteen months following the termination of his employment or other relationship with us other than a termination for cause. Mr. Iwicki also is entitled to piggyback registration rights with respect to options granted pursuant to his employment letter agreement.

In addition, in the event we terminate his employment without cause or he terminates his employment for good reason within the twenty-four month period following a change of control, Mr. Iwicki is entitled to the automatic vesting and exercisability of any options and other equity awards granted to him following a change of control that vest solely based on his continued employment and have not vested.

Letter Agreement with Mr. Bazemore

Mr. Bazemore was appointed as our Chief Operating Officer pursuant to a letter agreement with us dated November 6, 2017 and was appointed as our President commencing December 16, 2021. Mr. Bazemore is an at-will employee, and his employment with us can be terminated by him or us at any time and for any reason.

Mr. Bazemore’s base salary is subject to annual review and adjustment by our compensation committee. Mr. Bazemore’s annual base salary was $535,600, effective January 1, 2023. In addition, Mr. Bazemore is eligible to receive a discretionary bonus in a target amount of 50% of his annual base salary, as determined by our board of directors in its sole discretion.

On March 11, 2019, Mr. Bazemore’s employment letter agreement was amended to revise the severance benefits he is entitled to receive upon termination in connection with the following events. Subject to his execution and nonrevocation of a release of claims in our favor, in the event of the termination of Mr. Bazemore’s employment by us without cause or by him for good reason, each as defined in his employment letter agreement, and such termination is not within the twenty-four month period following a change of control, as defined in his employment letter agreement, Mr. Bazemore will be entitled to a lump sum payment in an amount equal to (i) twelve months of his then-current annual base salary, (ii) any bonus earned for the year prior to the year of termination that has not yet been paid, (iii) a pro-rated portion of any bonus attributable to the year of termination based upon performance against company but not individual objectives and (iv) an amount equal to 100% of his target bonus for the year of termination. In addition, Mr. Bazemore is entitled to twelve months of COBRA premiums for continued health benefit coverage on the same terms as were applicable to him prior to his termination and outplacement services for the twelve-month period.

Further, in the event of the termination of Mr. Bazemore’s employment by us without cause or by him for good reason within the twenty-four month period following a change of control, Mr. Bazemore will be entitled to a lump sum payment in an amount equal to (i) eighteen months of his then-current annual base salary, (ii) any bonus earned for the year prior to the year of termination that has not yet been paid, (iii) a pro-rated portion of any bonus attributable to the year of termination based upon performance against company but not individual objectives and (iv) 150% of the greater of (A) the average bonus Mr. Bazemore received during the two years prior to termination or resignation, or (B) the target bonus for the year of termination or resignation. In addition, Mr. Bazemore is entitled to eighteen months of COBRA premiums for continued health benefit coverage on the same terms as were applicable to him prior to his termination and outplacement services for the eighteen-month period.

In addition, in the event we terminate his employment without cause or he terminates his employment for good reason, Mr. Bazemore is entitled to the automatic vesting and exercisability of any options and other equity awards granted to him that vest solely based on his continued employment that would have vested if his employment had continued for twelve months following such termination, and any performance-based grants with the performance period ending within one year after the termination shall be treated as having satisfied any service requirement with respect thereto and shall vest subject to, and only to the extent of, the satisfaction of the applicable performance goals at the end of the applicable performance period.

In the event we terminate his employment without cause or he terminates his employment for good reason in contemplation of a change of control, as defined in the letter agreement, or within the twenty-four-month period following a change of control, Mr. Bazemore is entitled to the automatic vesting and exercisability of 100% of any options and other equity awards granted to him that vest solely based on his continued employment, and any performance based grants with a performance period ending within one year after the termination will be treated as having satisfied any service requirement with respect such grant, and will vest subject to, and only to the extent of, the satisfaction of the applicable performance goals at the end of the applicable performance period.

Letter Agreement with Dr. Brazzell

Dr. Brazzell was appointed to serve on a full-time basis as our Chief Medical Officer pursuant to a letter agreement with us dated May 10, 2016, which amended and restated a prior letter agreement. Dr. Brazzell is an at-will employee, and his employment with us can be terminated by him or us at any time and for any reason.

Brazzell’s base salary is subject to annual review and adjustment by our compensation committee. In December 2022, Dr. Brazzell’s annual base salary was increased to $520,000, effective January 1, 2023. In addition, Dr. Brazzell is eligible to receive a discretionary bonus in a target amount of 45% of his annual base salary, as determined by our compensation committee in its sole discretion.

On March 11, 2019, Dr. Brazzell’s employment letter agreement was amended to revise the severance benefits he is entitled to receive upon termination in connection with the following events. Subject to his execution and nonrevocation of a release of claims in our favor, in the event of the termination of Dr. Brazzell’s employment by us without cause or by him for good reason, each as defined in his employment letter agreement, and such termination is not within the twenty-four month period following a change of control, as defined in his employment letter agreement, Dr. Brazzell will be entitled to a lump sum payment in an amount equal to (i) twelve months of his then-current annual base salary, (ii) any bonus earned for the year prior to the year of termination that has not yet been paid, (iii) a pro-rated portion of any bonus attributable to the year of termination based upon performance against company but not individual objectives and (iv) an amount equal to 100% of his target bonus for the year of termination. In addition, Dr. Brazzell is entitled to twelve months of COBRA premiums for continued health benefit coverage on the same terms as were applicable to him prior to his termination and outplacement services for the twelve-month period.

Further, in the event of the termination of Dr. Brazzell’s employment by us without cause or by him for good reason within the twenty-four month period following a change of control, Dr. Brazzell will be entitled to a lump sum payment in an amount equal to (i) eighteen months of his then-current annual base salary, (ii) any bonus earned for the year prior to the year of termination that has not yet been paid, (iii) a pro-rated portion of any bonus attributable to the year of termination based upon performance against company but not individual objectives and (iv) 150% of the greater of (A) the average bonus Dr. Brazzell received during the two years prior to termination or resignation, or (B) the target bonus for the year of termination or resignation. In addition, Dr. Brazzell is entitled to eighteen months of COBRA premiums for continued health benefit coverage on the same terms as were applicable to him prior to his termination and outplacement services for the eighteen-month period.

In addition, in the event we terminate his employment without cause or he terminates his employment for good reason, Dr. Brazzell is entitled to the automatic vesting and exercisability of any options and shares granted to him that vest solely based on his continued employment that would have vested if his employment had continued for twelve months following such termination. In the event of a change of control, as defined in his employment letter agreement, during his employment, Dr. Brazzell is entitled to the automatic vesting and exercisability of 100% of any options and restricted shares granted to him that vest solely based on his continued employment, and certain options are exercisable for a period of up to six months following his termination date.

In addition, in the event we terminate his employment without cause or he terminates his employment for good reason within the twenty-four-month period following a change of control, Dr. Brazzell is entitled to the automatic vesting and exercisability of any options and shares granted to him following a change of control that vest solely based on his continued employment and have not vested.

Employee Non-Competition, Non-Solicitation, Confidentiality, and Assignment of Inventions Agreements

Each of our named executive officers has entered into a standard form agreement with respect to non-competition, non-solicitation, confidential information and assignment of inventions. Under this agreement, each executive officer has agreed not to compete with us during his or her employment and for a period of one year after the termination of his or her employment and to protect our confidential and proprietary information indefinitely. Under this agreement, each of Mr. Iwicki and Dr. Brazzell has agreed not to solicit our employees or consultants during his employment and for a period of twelve months after the termination of his employment, and Mr. Bazemore has agreed not to solicit our employees or consultants during his employment and for a period of eighteen months after the termination of his employment, and each executive officer has agreed to protect our confidential and proprietary information indefinitely. In addition, under this agreement, each executive officer has agreed that we own all inventions, as defined in the agreement, that are developed during such executive officer’s employment and for a period of one year after the termination of his or her employment, to the extent such invention is our field of interest, as defined in the agreement. Each executive officer also agreed to assign to us any inventions which were not prepared or originated in the performance of employment but that were provided to us or incorporated into any of our products or systems.

Stock Option and Other Compensation Plans

In this section we describe our 2009 Plan, our 2017 Plan, and our Amended and Restated 2017 Employee Stock Purchase Plan, or 2017 ESPP. Prior to our initial public offering of common stock, or IPO, which closed on July 25, 2017, we granted awards to eligible participants under the 2009 Plan. Following the closing of our IPO, we ceased granting awards under the 2009 Plan and started granting awards to eligible participants under the 2017 Plan.

2009 Plan

Our 2009 Plan was adopted by our board of directors and approved by our stockholders on December 11, 2009 and subsequently amended by our board in 2012, 2013, 2014 and 2015. The 2009 Plan provided for the grant of incentive stock options, non-qualified options, shares, restricted or otherwise, of our common stock, and other stock-based awards. We refer to awards granted under our 2009 Plan as stock rights. Our employees, directors and consultants were eligible to receive stock rights under our 2009 Plan; however incentive stock options could only be granted to our employees who are deemed to be residents of the United States.

The type of stock right granted under our 2009 Plan and the terms of such stock right are set forth in the applicable stock right award agreement.

Our board of directors (or a committee to which our board delegates its authority) administers the 2009 Plan. Subject to the provisions of the 2009 Plan, our board of directors is authorized to:

●	interpret the provisions of the 2009 Plan and all stock rights and make all rules and determinations that it deems necessary or advisable for the administration of the 2009 Plan;
●	amend any term or condition of an outstanding stock right, including, without limitation, to reduce or increase the exercise price or purchase price, accelerate the vesting or extend the expiration date, provided that no such change will impair a participant’s rights under any prior grant unless we obtain the participant’s consent;
●	purchase and/or cancel a stock right previously granted and grant other stock rights in substitution, which may cover the same or a different number of shares and which may have a lower or higher exercise or purchase price per share, based on such terms and conditions as the board of directors establishes and the participant accepts; and
●	adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate to facilitate the 2009 Plan or to comply with or take advantage of any tax or other laws applicable to us, any of our affiliates, or to participants, which sub-plans may include additional restrictions or conditions applicable to stock rights or shares issuable pursuant to a stock right.

Effect of certain changes in capitalization

If our shares of common stock are subdivided or combined into a greater or smaller number of shares, if we issue shares of common stock as a stock dividend, or if we make any distribution of additional, new or different shares or securities of ours or any distribution of non-cash assets with respect to our shares of common stock, then, subject to the terms of the 2009 Plan, our board of directors shall proportionately and appropriately adjust:

●	the number of shares of our common stock deliverable upon the exercise of an option or acceptance of a stock grant;
●	the exercise or purchase price per share; and
●	any other term or condition of a stock right.

Effect of certain corporate transactions

In the event that we are consolidated with or acquired by another entity in a merger, consolidation, or sale of all or substantially all of our assets (other than a transaction to merely change the state of incorporation), which we refer to as corporate transactions, our board of directors, or the board of directors of any entity assuming our obligations under the 2009 Plan, must take one of the following actions pursuant to the 2009 Plan as to outstanding options, subject to the terms of the 2009 Plan:

●	provide for the continuation of the outstanding options by equitably substituting for the shares of our common stock then underlying such options either with securities of any successor or acquiring entity or the consideration payable with respect to the outstanding shares of our common stock in connection with the corporate transaction;
●	provide by written notice to the participants that the outstanding options will terminate unless exercised (to the extent then exercisable or made partially or fully exercisable by our board of directors for purposes of the corporate transaction) within a specified period following the date of the notice; or
●	terminate each outstanding option in exchange for a payment equal to the consideration payable upon consummation of the corporate transaction to a holder of the number of shares of our common stock into which such option would have been exercisable (to the extent then exercisable or made partially or fully exercisable by our board of directors for purposes of the corporate transaction), minus the aggregate exercise price of such option.

If there is a corporate transaction, our board of directors, or the board of directors of any entity assuming our obligations under the 2009 Plan, must take one of the following actions pursuant to the 2009 Plan as to outstanding stock grants, restricted or otherwise, subject to the terms of the 2009 plan:

●	provide for the continuation of the outstanding stock grants on the same terms and conditions by equitably substituting for the shares of our common stock then subject to such stock grants either with securities of any successor or acquiring entity or the consideration payable with respect to the outstanding shares of our common stock in connection with the corporate transaction; or
●	provide that each outstanding stock grant will terminate in exchange for a payment equal to the consideration payable upon consummation of the corporate transaction to a holder of the number of shares of our common stock comprising such stock grant (to the extent such stock grant is no longer subject to any forfeiture or repurchase rights or our board of directors waives all forfeiture and repurchase rights upon the corporate transaction).

In taking any of the above actions with respect to stock rights, our board of directors will not be obligated to treat all stock rights, all stock rights held by a participant, or all stock rights of the same type, identically.

As of February 21, 2023, options to purchase 31,681 shares of common stock were outstanding under the 2009 Plan at a weighted average exercise price of $188.32 per share.

We no longer grant awards under our 2009 Plan; however, awards outstanding under our 2009 Plan continue to be governed by their existing terms.

2017 Equity Incentive Plan

Our 2017 Plan, which became effective on July 19, 2017, was adopted by our board of directors and approved by our stockholders in July 2017. An amendment to our 2017 Plan was adopted by our board of directors on April 2020 and approved by our stockholders at the 2020 annual meeting of stockholders. The 2017 Plan provides for the grant of incentive stock options, non-qualified options, stock appreciation rights, restricted stock awards, restricted stock units and other stock-based awards. The number of shares of our common stock reserved for issuance under the 2017 Plan is the sum of: (1) 75,737; plus (2) 4,830 shares available for issuance under the 2009 Plan at the time of our IPO and the number of shares of our common stock subject to outstanding awards under the 2009 Plan that expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right; plus (3) an annual increase, to be added on the first day of each fiscal year, beginning with the fiscal year ending December 31, 2018 and continuing until, and including, the fiscal year ending December 31, 2027, equal to the lowest of 71,475 shares of our common stock, 4% of the number of shares of our common stock outstanding on the first day of such fiscal year and an amount determined by our board of directors. The number of shares authorized for issuance under the 2017 Plan has further increased each year, pursuant to the terms of the 2017 Plan, on the first of January beginning in 2018 by an amount equal to 4% of our then-outstanding common stock.

Our employees, officers, directors, consultants and advisors are eligible to receive awards under the 2017 Plan. Incentive stock options, however, may only be granted to our employees.

Pursuant to the terms of the 2017 Plan, our board of directors (or a committee delegated by our board of directors or, subject to certain limitations, officers delegated by our board of directors) administers the plan and, subject to any limitations in the plan, selects the recipients of awards and determines:

●	the number of shares of our common stock covered by options and the dates upon which the options become exercisable;
●	the type of options to be granted;
●	the duration of options, which may not be in excess of ten years;
●	the exercise price of options, which must be at least equal to the fair market value of our common stock on the date of grant; and
●	the number of shares of our common stock subject to and the terms of any stock appreciation rights, restricted stock awards, restricted stock units or other stock-based awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price (though the measurement price of stock appreciation rights must be at least equal to the fair market value of our common stock on the date of grant and the duration of such awards may not be in excess of ten years).

If our board of directors delegates authority to an executive officer to grant awards under the 2017 Plan, the executive officer will have the power to make awards to all of our employees, except executive officers. Our board of directors will fix the terms of the awards to be granted by such executive officer, including the exercise price of such awards (which may include a formula by which the exercise price will be determined), and the maximum number of shares subject to awards that such executive officer may make.

Effect of certain changes in capitalization

Upon the occurrence of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of our common stock other than an ordinary cash dividend, our board of directors shall equitably adjust:

●	the number and class of securities available under the 2017 Plan;
●	the share counting rules under the 2017 Plan;
●	the number and class of securities and exercise price per share of each outstanding option;
●	the share and per-share provisions and the measurement price of each outstanding stock appreciation right;
●	the number of shares subject to, and the repurchase price per share subject to, each outstanding restricted stock award; and
●	the share and per-share related provisions and the purchase price, if any, of each other stock-based award.

Effect of certain corporate transactions

Upon a merger or other reorganization event (as defined in our 2017 Plan), our board of directors may, on such terms as our board determines (except to the extent specifically provided otherwise in an applicable award agreement or other agreement between the participant and us), take any one or more of, or a combination of, the following actions pursuant to the 2017 Plan as to some or all outstanding awards, other than restricted stock awards:

●	provide that all outstanding awards shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring or successor corporation (or an affiliate thereof);
●	upon written notice to a participant, provide that all of the participant’s unvested awards will be forfeited, and/or vested but unexercised awards will terminate, immediately prior to the consummation of such reorganization event unless exercised by the participant (to the extent then exercisable) within a specified period following the date of the notice;
●	provide that outstanding awards shall become exercisable, realizable or deliverable, or restrictions applicable to an award shall lapse, in whole or in part, prior to or upon such reorganization event;
●	in the event of a reorganization event pursuant to which holders of shares of our common stock will receive a cash payment for each share surrendered in the reorganization event, make or provide for a cash payment to participants with respect to each award held by a participant equal to (1) the number of shares of our common stock subject to the vested portion of the award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event) multiplied by (2) the excess, if any, of the cash payment for each share surrendered in the reorganization event over the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such award; and/or
●	provide that, in connection with a liquidation or dissolution, awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings).

Our board of directors does not need to take the same action with respect to all awards, all awards held by a participant or all awards of the same type.

In the case of certain restricted stock units, no assumption or substitution is permitted, and the restricted stock units will instead be settled in accordance with the terms of the applicable restricted stock unit agreement.

Upon the occurrence of a reorganization event other than a liquidation or dissolution, the repurchase and other rights with respect to outstanding restricted stock awards will continue for the benefit of the successor company and will, unless our board of directors may otherwise determine, apply to the cash, securities or other property into which shares of our common stock are converted or exchanged pursuant to the reorganization event. Upon the occurrence of a reorganization event involving a liquidation or dissolution, all restrictions and conditions on each outstanding restricted stock award will automatically be deemed terminated or satisfied, unless otherwise provided in the agreement evidencing the restricted stock award or any other agreement between the participant and us.

At any time, our board of directors may, in its sole discretion, provide that any award under the 2017 Plan will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part as the case may be.

No award may be granted under the 2017 Plan on or after July 19, 2027. Our board of directors may amend, suspend or terminate the 2017 Plan at any time, except that stockholder approval may be required to comply with applicable law or stock market requirements.

As of February 21, 2023, options to purchase 157,512 shares of common stock were outstanding under the 2017 Plan at a weighted average exercise price of $259.54 per share, and 1,521 options to purchase shares of our common stock had been exercised. As of February 21, 2023, restricted stock units with respect to 148,870 shares of common stock were outstanding under the 2017 Plan. As of February 21, 2023, 8,876 shares of common stock were available for future issuance under our 2017 Plan.

Amended and Restated 2017 Employee Stock Purchase Plan

Our 2017 ESPP, which became effective on July 19, 2017, was adopted by our board of directors and approved by our stockholders in July 2017 and amended and restated by our board of directors in December 2018. The 2017 ESPP is administered by our board of directors or by a committee appointed by our board of directors. The 2017 ESPP initially provides participating employees with the opportunity to purchase an aggregate of 4,466 shares of our common stock. The number of shares of our common stock reserved for issuance under the 2017 ESPP will automatically increase on the first day of each fiscal year, beginning on January 1, 2019 and ending on December 31, 2029, in an amount equal to the lowest of: (1) 17,868 shares of our common stock; (2) 1% of the total number of shares of our common stock outstanding on the first day of the applicable fiscal year; and (3) an amount determined by our board of directors. The number of shares authorized for issuance under the 2017 ESPP has increased each year, pursuant to the terms of the 2017 ESPP, on the first of January beginning in 2019 by an amount equal to 1% of our then-outstanding common stock.

All of our employees and employees of any of our designated subsidiaries, as defined in the 2017 ESPP, are eligible to participate in the 2017 ESPP, provided that:

●	such person is customarily employed by us or a designated subsidiary for more than 20 hours a week and for more than five months in a calendar year; and
●	such person was our employee or an employee of a designated subsidiary on the first day of the applicable offering period under the 2017 ESPP.

We retain the discretion to determine which eligible employees may participate in an offering under applicable Treasury regulations.

We may make one or more offerings to our eligible employees to purchase stock under the 2017 ESPP beginning at such time and on such dates as our board of directors may determine, or the first business day thereafter. Each offering will consist of a six-month offering period during which payroll deductions will be made and held for the purchase of our common stock at the end of the offering period. Our board of directors or a committee appointed by our board, may, at its discretion, choose a different period of not more than 12 months for offerings. Offering periods under our 2017 ESPP commenced on each January 1 and July beginning with January 1, 2019.

On each offering commencement date, each participant will be granted the right to purchase, on the last business day of the offering period, up to 500 shares of our common stock. No employee may be granted an option under the 2017 ESPP that permits the employee’s rights to purchase shares under the 2017 ESPP and any other employee stock purchase plan of ours or of any of our subsidiaries to accrue at a rate that exceeds $25,000 of the fair market value of our common stock (determined as of the first day of each offering period) for each calendar year in which the option is outstanding. In addition, no employee may purchase shares of our common stock under the 2017 ESPP that would result in the employee owning 5% or more of the total combined voting power or value of our stock or the stock of any of our subsidiaries.

On the commencement date of each offering period, each eligible employee may authorize up to a maximum of 15% of his or her compensation to be deducted by us during the offering period. Each employee who continues to be a participant in the 2017 ESPP on the last business day of the offering period will be deemed to have exercised an option to purchase from us the number of whole shares of our common stock that his or her accumulated payroll deductions on such date will buy, not in excess of the maximum numbers set forth above. Under the terms of the 2017 ESPP, the purchase price shall be determined by our board of directors for each offering period and will be at least 85% of the applicable closing price of our common stock. If our board of directors does not make a determination of the purchase price, the purchase price will be 85% of the lesser of the closing price of our common stock on the first business day of the offering period or on the last business day of the offering period.

An employee may at any time prior to the close of business on the fifteenth business day prior to the end of an offering period, and for any reason, permanently withdraw from participation in an offering prior to the end of an offering period and permanently withdraw the balance accumulated in the employee’s account. Any balance remaining in an employee’s payroll deduction account at the end of an offering period will be automatically refunded to the employee. If a participating employee’s employment ends before the last business day of an offering period, no additional payroll deductions will be taken and the balance in the employee’s account will be paid to the employee.

We are required to make equitable adjustments to the extent determined by our board of directors or a committee of our board of directors to the number and class of securities available under the 2017 ESPP, the share limitations under the 2017 ESPP and the purchase price for an offering period under the 2017 ESPP to reflect stock splits, reverse stock splits, stock dividends, recapitalizations, combinations of shares, reclassifications of shares, spin-offs and other similar changes in capitalization or events or any dividends or distributions to holders of our common stock other than ordinary cash dividends.

In connection with a merger or other reorganization event (as defined in the 2017 ESPP), our board of directors or a committee of our board of directors may take any one or more of the following actions as to outstanding options to purchase shares of our common stock under the 2017 ESPP on such terms as our board of directors or committee determines:

●	provide that options shall be assumed, or substantially equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);
●	upon written notice to employees, provide that all outstanding options will be terminated immediately prior to the consummation of such reorganization event and that all such outstanding options will become exercisable to the extent of accumulated payroll deductions as of a date specified by our board of directors or committee in such notice, which date shall not be less than ten days preceding the effective date of the reorganization event;
●	upon written notice to employees, provide that all outstanding options will be cancelled as of a date prior to the effective date of the reorganization event and that all accumulated payroll deductions will be returned to participating employees on such date;
●	in the event of a reorganization event under the terms of which holders of our common stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event, change the last day of the offering period to be the date of the consummation of the reorganization event and make or provide for a cash payment to each employee equal to (1) the cash payment for each share surrendered in the reorganization event times the number of shares of our common stock that the employee’s accumulated payroll deductions as of immediately prior to the reorganization event could purchase at the applicable purchase price, where the cash payment for each share surrendered in the reorganization event is treated as the fair market value of our common stock on the last day of the applicable offering period for purposes of determining the purchase price and where the number of shares that could be purchased is subject to the applicable limitations under the 2017 ESPP minus (2) the result of multiplying such number of shares by the purchase price; and/or
●	provide that, in connection with our liquidation or dissolution, options shall convert into the right to receive liquidation proceeds (net of the purchase price thereof).

Our board of directors may at any time, and from time to time, amend or suspend the 2017 ESPP, or any portion of the 2017 ESPP. We will obtain stockholder approval for any amendment if such approval is required by Section 423 of the Internal Revenue Code of 1986, as amended, or the Code. Further, our board of directors may not make any amendment that would cause the 2017 ESPP to fail to comply with Section 423 of the Code. The 2017 ESPP may be terminated at any time by our board of directors. Upon termination, we will refund all amounts in the accounts of participating employees.

401(k) Plan

We maintain a defined contribution employee retirement plan for our employees. Our 401(k) plan is intended to qualify as a tax-qualified plan under Section 401 of the Code so that contributions to our 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan. Our 401(k) plan provides that each participant may contribute up to 90% of his or her pre-tax compensation, up to a statutory limit, which was $20,500 for 2022. Participants who are at least 50 years old can also make “catch-up” contributions, which in 2022 was up to an additional $6,500 above the statutory limit. We also make discretionary matching contributions to our 401(k) plan equal to 50% of the employee contributions up to 4% of the employee’s salary, subject to the statutorily prescribed limit, which was equal to $20,500 in 2022. The discretionary matching contributions were capped at $6,100 in 2022. Under our 401(k) plan, each employee is fully vested in his or her deferred salary contributions and our discretionary match. Employee contributions are held and invested by the plan’s trustee, subject to participants’ ability to give investment directions by following certain procedures.

Pay Versus Performance Disclosure

The following tables and related disclosures provide information about (i) the “total compensation” of our CEO, and our other named executive officers (the “Other NEOs” or the “Non-CEO NEOs”) as presented in the Summary Compensation Table on page 25 of this proxy statement, (ii) the “compensation actually paid” to our CEO and our Other NEOs, as calculated pursuant to the SEC’s pay-versus-performance rules, (iii) certain financial performance measures, and (iv) the relationship of the “compensation actually paid” to those financial performance measures.

This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended, and does not necessarily reflect value actually realized by the executives or how our compensation committee evaluates compensation decisions in light of company or individual performance.

Year	Summary Compensation Table Total for CEO(1)	Compensation Actually Paid to CEO(1)(2)(3)	Average Summary Compensation Table Total for Non-CEO NEOs(1)	Average Compensation Actually Paid to Non-CEO NEOs(1)(2)(3)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return(4)	Net Income/ (Loss) (in thousands)

2022	$1,868,299	$1,221,699	$$1,009,753	$772,313	$11.25	$(44,822)
2021	$2,772,056	$(1,025,526)	$1,330,163	$(282,646)	$17.85	$(142,605)

(1)	The CEO for 2022 and 2021 is Mark Iwicki. The Non-CEO NEOs for whom the average compensation is presented in this table for 2022 and 2021 are Todd Bazemore and Kim Brazzell.
(2)	The amounts shown as Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually realized or received by the Company’s NEOs. These amounts reflect total compensation as set forth in the Summary Compensation Table for each year, adjusted as described in footnote 3 below.

(3)	Compensation Actually Paid reflects the exclusions and inclusions for the CEO and the Non-CEO NEOs set forth below. Amounts excluded, which are set forth in the “Minus Stock and Option Awards from Summ. Comp. Table” columns below, represent the Stock Awards and Option Awards reported in the Stock Awards and Option Awards columns of the Summary Compensation Table for each applicable year. Amounts added back to determine Compensation Actually Paid are made up of the following components which are set forth in the table below, as applicable: (i) the fair value as of the end of the fiscal year of outstanding and unvested equity awards granted in that year; (ii) the change in fair value during the year of equity awards granted in prior years that remained outstanding and unvested at the end of the year; (iii) the fair value as of the vesting date of equity awards that were granted and vested in that year; and (iv) the change in fair value during the year through the vesting date of equity awards granted in prior years that vested during that year. The fair value at the end of the prior year of awards granted in any prior year that failed to meet applicable vesting conditions during the covered year are subtracted, although there were no such awards for the CEO or the Non-CEO NEOs in 2021 or 2022. Equity values are calculated in accordance with ASC Topic 718.

Year	Summary Comp. Table Total for CEO	Minus Stock and Option Awards from Summ. Comp. Table	Plus Year-End Equity Value of Unvested Awards Granted During Year	Plus Change in Value of Unvested Awards Granted in Prior Years	Plus Value of Awards Granted and Vested During Year	Plus Change in Value of Prior Years’ Awards Vested During Year	Comp. Actually Paid to CEO
2022	$1,868,299	$770,803	$373,916	$(87,941)	$56,598	$(218,370)	$1,221,699
2021	$2,772,056	$1,852,166	$237,713	$(1,691,503)	$211,107	$(702,733)	$(1,025,526)

Year	Avg. Summary Comp. Table Total for Other NEOs	Minus Avg. Stock and Option Awards from Summ. Comp. Table	Plus Avg. Year-End Equity Value of Unvested Awards Granted During Year	Plus Avg. Change in Value of Unvested Awards Granted in Prior Years	Plus Avg. Value of Awards Granted and Vested During Year	Plus Avg. Change in Value of Prior Years’ Awards Vested During Year	Average Comp. Actually Paid to Other NEOs
2022	$1,009,753	$242,777	$119,239	$(35,980)	$17,383	$(95,305)	$772,313
2021	$1,330,163	$671,781	$86,330	$(774,487)	$75,591	$(328,462)	$(282,646)

For the equity values included in the above tables, the valuation assumptions used to calculate fair values of stock options were materially different from those disclosed at the time of the grant of the stock options. The assumptions used in determining fair value of the stock options that vested during 2021 and 2022, or that were outstanding as of December 31, 2021 or December 31, 2022, as applicable, are as follows:

	Options Vested During Year or Outstanding on
	December 31 of:
	2022	2021
Expected Volatility	76.55% - 90.12%	73.56% - 79.70%
Risk-Free Interest Rate	1.44% - 4.20%	0.11% - 1.56%
Expected Dividend Yield	0%	0%
Expected Term (in years)	4.87 - 9.83	1.98 – 9.41

(4)	Total Shareholder Return illustrates the value, as of the last day of the indicated fiscal year, of an investment of $100 in Kala common stock on December 31, 2020.

Description of Relationship Between NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to our CEO, the average of Compensation Actually Paid to our Non-CEO NEOs, and the Company’s TSR over the fiscal two year period from 2021 through 2022.

Description of Relationship Between NEO Compensation Actually Paid and Net Income/(Loss)

The following chart sets forth the relationship between Compensation Actually Paid to our CEO, the average of Compensation Actually Paid to our Non-CEO NEOs, and the Company’s Net Income (Loss) over the fiscal two year period from 2021 through 2022.

Rule 10b5‑1 Sales Plans

Our directors and executive officers have adopted and may in the future adopt written plans, known as Rule 10b5‑1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5‑1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from the director or officer. It also is possible that the director or officer could amend or terminate the plan when not in possession of material, nonpublic information. In addition, our directors and executive officers may buy or sell additional shares outside of a Rule 10b5‑1 plan when they are not in possession of material, nonpublic information.

Anti-Hedging Policies

Our insider trading policy expressly prohibits all of our employees, including our executive officers, and our directors from engaging in any purchases of financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of our securities.

Director Compensation

The table below shows all compensation to our non-employee directors during 2022.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)(3)	Stock Awards ($)(1)	Total ($)
Mark S. Blumenkranz	56,083	10,152	—	66,235(4)
Marjan Farid(5)	9,266	7,527	—	16,793
Gregory Grunberg(6)	27,692	—	—	27,692
Andrew I. Koven	88,750	12,690	—	101,440
C. Daniel Myers	62,500	10,152	—	72,652
Robert Paull	70,000	10,152	—	80,152
Gregory D. Perry	70,000	10,152	—	80,152
Howard B. Rosen	67,500	10,152	—	77,652

(1)	The aggregate amount of outstanding options and RSUs held by each non-employee director as of December 31, 2022 were as follows:

Name	Aggregate Options Outstanding (#)	Aggregate Restricted Stock Units Outstanding (#)
Mark S. Blumenkranz	1,640	—
Marjan Farid	1,600	—
Gregory Grunberg	—	—
Andrew I. Koven	2,197	1,060
C. Daniel Myers	1,640	—
Robert Paull	1,738	800
Gregory D. Perry	1,738	800
Howard B. Rosen	2,502	800

(2)	The amounts reported in the “Option Awards” column reflects the aggregate grant date fair value of options awarded during the year computed in accordance with the provisions of ASC Topic 718. See Note 3 to the Summary

Compensation Table on page 25 of this proxy statement regarding assumptions underlying the valuation of the stock options.
(3)	The number of shares of common stock underlying stock options granted to the following non-employee directors in 2022 were as follows:

Name	Grant Date	Number of Shares Underlying Stock Options Granted in 2022 (#)
Mark S. Blumenkranz	6/16/2022	800
Marjan Farid	10/31/2022	1,600
Gregory Grunberg	—	—
Andrew I. Koven	6/16/2022	1,000
C. Daniel Myers	6/16/2022	800
Robert Paull	6/16/2022	800
Gregory D. Perry	6/16/2022	800
Howard B. Rosen	6/16/2022	800

(4)	Does not include consideration received by Dr. Blumenkranz from us in his capacity as an equityholder of Combangio in connection with the Combangio Acquisition.
(5)	Dr. Farid was appointed to our board of directors in October 2022.
(6)	Dr. Grunberg’s term as a member of the board expired, and he ceased being a director on June 16, 2022.

Mr. Iwicki, one of our directors who also serves as our Chief Executive Officer, does not receive any additional compensation for his service as a director. The compensation that we pay to our Chief Executive Officer is discussed under “—Summary Compensation Table” and “—Narrative Disclosure to Summary Compensation Table.”

During the year ended December 31, 2022, our non-employee directors were entitled to compensation for their services on our board of directors as follows:

●	each non-employee director was entitled to receive an option to purchase 1,600 shares of our common stock, upon his or her initial election or appointment to our board of directors, which option vests with respect to one third of the shares on the first anniversary of the grant and with respect to an additional 1/36th of the shares on each monthly anniversary thereafter and vest automatically as to 100% of the unvested portion of such option upon specified change in control events, which we refer to as the Initial Grant;
●	each non-employee director who has then served on our board of directors for at least six months was entitled to receive, on the date of the first board meeting held after each annual meeting of stockholders, an option to purchase 800 shares of our common stock, and if then serving as the lead independent director, an option to purchase 1,000 shares of our common stock, which options will vest (A) on the earlier of (i) the first anniversary date of the previous year’s annual meeting or (ii) the date of the first annual meeting following the grant date, and (B) automatically as to 100% of the unvested portion of such options upon specified change in control events, which we refer to as the Annual Grant;
●	each non-employee director was entitled to receive an annual fee of $50,000;
●	the lead independent director was entitled to receive an additional annual fee of $18,750; and
●	each non-employee director who served as member of a committee of our board of directors was entitled to receive additional compensation as follows:

o	audit committee—an annual non-chair retainer of $10,000; chair annual retainer of $20,000;
o	compensation committee—an annual non-chair retainer of $7,500; chair annual retainer of $15,000; and
o	nominating and corporate governance committee—an annual non-chair retainer of $5,000; chair annual retainer of $10,000.

Each member of our board of directors also is entitled to be reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of our board of directors and any committee of our board of directors on which he or she serves.

Securities Authorized for Issuance under Equity Compensation Plans

The following table contains information about our equity compensation plans as of December 31, 2022. As of December 31, 2022, we had three equity compensation plans, our 2009 Plan, our 2017 Plan and our 2017 ESPP, each of which was approved by our stockholders. We have also made inducement awards to certain new hires, which awards were not approved by our stockholders.

Equity Compensation Plan Information

	Number of securities to be issued upon exercise of outstanding options warrants and rights (a)		Weighted-Average exercise price of outstanding options warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	207,791	(1)	$252.07	(2)	92,923	(3)(4)(5)
Equity compensation plans not approved by security holders	11,080	(6)	$336.62		—
Total	218,871		$256.35		92,923

(1)	Includes shares of our common stock issuable upon exercise of options to purchase common stock awarded under our 2009 Plan and 2017 Plan and shares of our common subject to outstanding restricted stock units awarded under our 2017 Plan. The number in the table assumes maximum performance for all outstanding unvested performance-based stock options.
(2)	The calculation does not take into account the 8,347 shares of common stock subject to outstanding restricted stock units. Such shares will be issued at the time such awards vest (or upon the earlier of the director’s cessation of service or certain “change in control events”, if a non-employee director elects to defer the receipt of such restricted stock units), without any cash consideration payable for those shares. The number of shares available for issuance under the 2017 Plan, as reflected in this table, assumes maximum performance of outstanding performance-based stock options.
(3)	Includes 77,375 shares of our common stock available for issuance under our 2017 Plan and 15,548 shares of common stock available for issuance under our 2017 ESPP.

(4)	The number of shares of common stock reserved for issuance under the 2017 Plan will be increased on the first day of each fiscal year through January 1, 2027, in amount equal to the lowest of: (i) 71,475 shares of common stock, (ii) 4% of the total number of shares of our common stock outstanding on the first day of the applicable fiscal year or (iii) an amount determined by our board of directors. On January 1, 2023, the shares under the 2017 Plan were increased by 68,278 shares pursuant to the annual increase described above.
(5)	The number of shares of our common stock reserved for issuance under the 2017 ESPP will be increased on the first day of each fiscal year through January 1, 2029, in an amount equal to the lowest of: (1) 17,868 shares of common stock, (2) 1% of the total number of shares of our common stock outstanding on the first day of the applicable fiscal year or (3) an amount determined by our board of directors. On January 1, 2023, the shares under the 2017 ESPP were increased by 17,069 shares pursuant to the annual increase described above.
(6)	Represents inducement option awards granted to employees in accordance with Nasdaq Listing Rule 5635(c)(4) each with an exercise price equal to closing price of our common stock on the date of grant and vesting over four years with 25% of the shares underlying each option vesting on the first anniversary of the applicable employee’s new hire date and 2.0833% vesting monthly thereafter. Includes inducement option awards to purchase 2,000 shares of our common stock granted on November 15, 2021 to Darius Kharabi.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Unless otherwise provided below, the following table sets forth information regarding beneficial ownership of our common stock as of February 21, 2023 by:

●	each person, or group of affiliated persons, known to us to be the beneficial owner of 5% or more of the outstanding shares of our common stock;
●	each of our current directors;
●	our principal executive officer and two other most highly compensated executive officers who served during the year ended December 31, 2022, whom, collectively, we refer to as our named executive officers; and
●	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Percentage of beneficial ownership is based on 2,025,495 shares of our common stock outstanding as of February 21, 2023, plus an aggregate of 19,350 shares of common stock that were initially held back as partial security for the satisfaction of indemnification obligations and other payment obligations of the Combangio equityholders and issued in March 2023, or the Holdback Shares, as well as 105,038 shares of common stock issued in March 2023 as a result of the dosing of the first patient in our Phase 2b clinical trial of KPI-012 for persistent corneal epithelial defects in the United States in February 2023, or the Dosing Milestone, for a total of 2,149,883 shares of our common stock utilized in the percentage of beneficial ownership calculations below. In addition, shares of common stock subject to options or other rights currently exercisable, or exercisable within 60 days of February 21, 2023, are deemed outstanding and beneficially owned for the purpose of computing the percentage beneficially owned by (i) the individual holding such options, warrants or other rights (but not any other individual) and (ii) the directors and executive officers as a group. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise set forth below, the address of the beneficial owner is c/o Kala Pharmaceuticals, Inc., 1167 Massachusetts Avenue, Arlington, Massachusetts 02476.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage of Common Stock
5% Stockholders:
Entities affiliated with Baker Bros. Advisors LP(1)	230,085	9.99%
Entities affiliated with Lagunita(2)	169,730	7.89%
Entities affiliated with Longitude Venture Partners(3)	108,239	5.03%
Directors and Named Executive Officers:
Mark Iwicki(4)	58,519	2.65%
Todd Bazemore(5)	17,019	*
Kim Brazzell, Ph.D.(6)	17,911	*
Mark S. Blumenkranz, M.D.(7)	175,293	8.15%
Marjan Farid, M.D.	—	*
Andrew I. Koven(8)	1,197	*
C. Daniel Myers(9)	419	*
Robert Paull(10)	727	*
Gregory D. Perry(11)	938	*
Howard B. Rosen(12)	1,964	*
All current executive officers and directors as a group (13 persons)(13)	313,711	13.88%

*	Less than one percent

(1)	Based, in part, on a Schedule 13G filed with the SEC on February 14, 2023. Includes 153,272 shares of common stock issuable upon conversion of Series E Preferred Stock directly held by the Funds (as defined below). The Funds hold 53,144 shares of Series E Preferred Stock, each of which is convertible into 100 shares of common stock (subject to adjustment as provided in the Company’s Certificate of Designations) at any time at the option of the holder, provided that the holder will be prohibited, subject to certain exceptions, from converting its Series E Preferred Stock for shares of common stock to the extent that immediately prior to or following such conversion, the holder, together with its affiliates and other attribution parties, would own in excess of 9.99% of the total number of shares of common stock then issued and outstanding after giving effect to such conversion, which percentage may be changed at the holder’s election to a lower percentage at any time or to a higher percentage not to exceed 19.99% upon 61 days’ notice to us (collectively, the “Beneficial Ownership Limitation”). Percentage of common stock held based on 2,149,883 shares of common stock outstanding as of February 21, 2023 inclusive of the Holdback Shares issued in March 2023 and 105,038 shares of common stock issued in March 2023 in connection with the Dosing Milestone, plus 153,272 shares of common stock issuable upon the conversion of the Series E Preferred Stock that are subject to the Beneficial Ownership Limitation. The Schedule 13G was filed jointly by Baker Bros. Advisors LP, Baker Bros. Advisors (GP) LLC, Felix J. Baker and Julian C. Baker. Consists of shares of common stock held by Baker Brothers Life Sciences, L.P. (“Life Sciences”) and 667, L.P. (“667”, and together with Life Sciences, the “Funds”) which may be deemed to be indirectly beneficially owned by the reporting persons, as well as shares of common stock that may be acquired upon conversion of Series E Preferred Stock. The address for each of the reporting persons is 860 Washington Street, 3rd Floor, New York, NY 10014.
(2)	Based, in part, on a Schedule 13D filed with the SEC on November 26, 2021. Consists of (a) 90,721 shares of common stock held by Lagunita Biosciences, LLC (“Lagunita Biosciences”) as of February 21, 2023, 12,099 Holdback Shares issued to Lagunita Biosciences in March 2023 and 65,634 shares of common stock issued to Lagunita Biosciences in March 2023 in connection with the Dosing Milestone and (b) 688 shares of common stock held by Garland Investments, L.P. (“Garland”) as of February 21, 2023, 91 Holdback Shares issued to Garland in March 2023 and 497 shares of common stock issued to Garland in March 2023 in connection with the Dosing Milestone. Lagunita, LLC (“Lagunita”) is the manager of Lagunita Biosciences and Lagunita may be deemed to share voting and dispositive power over the shares held by Lagunita Biosciences. Dr. Blumenkranz, a member of our board, is managing partner of Lagunita and Garland and may be deemed to share voting and dispositive power over the shares held by Lagunita Biosciences and Garland. Dr. Blumenkranz disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein. The address for Lagunita, Lagunita Biosciences, Garland and Dr. Blumenkranz is 1440 O’Brien Drive, Suite D, Menlo Park, CA 94028.
(3)	Based solely on a Schedule 13D/A filed with the SEC on February 14, 2023. Consists of (a) 57,541 shares of common stock held by Longitude Venture Partners II, L.P. (“LVPII”) and (b) 50,698 shares of common stock held by Longitude Venture Partners IV, L.P. (“LVPIV”). Longitude Capital Partners II, LLC (“LCPII”) is the sole general partner of LVPII and may be deemed to share voting and investment power over the shares held by LVPII. Longitude Capital Partners IV, LLC (“LCPIV”) is the general partner of LVPIV and may be deemed to share voting and investment power with respect to the shares held by LVPIV. Patrick G. Enright and Juliet Tammenoms Bakker are managing members of LCPII and LCPIV and may be deemed to share voting and investment power over the shares held by LVPII and LVPIV. Each of LCPII, LCPIV, Mr. Enright and Ms. Tammenoms Bakker disclaims beneficial ownership of such shares, except to the extent of its, his or her pecuniary interest therein. The address for LVPII and LVPIV is 2740 Sand Hill Road, 2nd Floor, Menlo Park, CA 94025.
(4)	Consists of (i) 3,759 shares of common stock beneficially owned by Mr. Iwicki and (ii) 54,760 shares of common stock underlying options held by Mr. Iwicki that are exercisable as of February 21, 2023 or will become exercisable within 60 days after such date.
(5)	Consists of (i) 1,852 shares of common stock beneficially owned by Mr. Bazemore and (ii) 15,167 shares of common stock underlying options held by Mr. Bazemore that are exercisable as of February 21, 2023 or will become exercisable within 60 days after such date.
(6)	Consists of (i) 5,552 shares of common stock beneficially owned by Dr. Brazzell and (ii) 12,359 shares of common stock underlying options held by Dr. Brazzell that are exercisable as of February 21, 2023 or will become exercisable within 60 days after such date.

(7)	Consists of (i) the shares described in note 2 above, (ii) 2,783 shares of common stock held by Dr. Blumenkranz as of February 21, 2023, (iii) 371 Holdback Shares issued to Dr. Blumenkranz in March 2023, (iv) 2,013 shares of common stock issued to Dr. Blumenkranz in March 2023 in connection with the Dosing Milestone and (v) 396 shares of common stock underlying options held by Dr. Blumenkranz that are exercisable as of February 21, 2023 or will become exercisable within 60 days after such date.
(8)	Consists of shares of common stock underlying options held by Mr. Koven that are exercisable as of February 21, 2023 or will become exercisable within 60 days after such date.
(9)	Consists of shares of common stock underlying options held by Mr. Myers that are exercisable as of February 21, 2023 or will become exercisable within 60 days after such date.
(10)	Consists of (i) 48 shares of common stock owned by Mr. Paull and (ii) 679 shares of common stock underlying options held by Mr. Paull that are exercisable as of February 21, 2023 or will become exercisable within 60 days after such date.
(11)	Consists of shares of common stock underlying options held by Mr. Perry that are exercisable as of February 21, 2023 or will become exercisable within 60 days after such date.
(12)	Consists of (i) 97 shares of common stock owned by Mr. Rosen, (ii) 165 shares of common stock owned by the Rosen/Doherty Revocable Trust Dated June 11, 2001, of which Mr. Rosen is a co-trustee, and (iii) 1,702 shares of common stock underlying options held by Mr. Rosen that are exercisable as of February 21, 2023 or will become exercisable within 60 days after such date.
(13)	Includes 110,433 shares of common stock underlying options that are exercisable as of February 21, 2023 or will become exercisable within 60 days after such date.

OTHER MATTERS

As of the date of this proxy statement, we know of no matter not specifically referred to above as to which any action is expected to be taken at the Special Meeting. The persons named as proxies will vote the proxies, insofar as they are not otherwise instructed, regarding such other matters and the transaction of such other business as may be properly brought before the meeting, as seems to them to be in the best interest of our company and our stockholders.

Stockholder Proposals for our 2023 Annual Meeting of Stockholders

Stockholder Proposals Included in Proxy Statement

As previously stated in the Company’s proxy statement filed with the SEC on April 29, 2022, pursuant to Rule 14a-8 under the Exchange Act, in order to be considered for inclusion in our proxy statement and proxy card relating to our 2023 annual meeting of stockholders, stockholder proposals must have been received by us no later than December 30, 2022, which was 120 days prior to the first anniversary of the mailing date of the proxy statement relating to the 2022 annual meeting of stockholders, unless the date of the 2023 annual meeting of stockholders is changed by more than 30 days from the anniversary of our 2022 annual meeting, in which case, the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. Upon receipt of any such proposal, we determine whether or not to include such proposal in the proxy statement and proxy card in accordance with regulations governing the solicitation of proxies.

Stockholder Proposals Not Included in Proxy Statement

In addition, our by-laws establish an advance notice procedure for nominations for election to our board and other matters that stockholders wish to present for action at an annual meeting other than those to be included in our proxy statement. In general, we must receive other proposals of stockholders (including director nominations) intended to be presented at the 2023 annual meeting of stockholders but not included in the proxy statement by March 18, 2023, but not before February 16, 2023, which is not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting. However, if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be received no earlier than the close of business on the 120th calendar day prior to such annual meeting and no later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the day on which notice of the date of such annual meeting was mailed or public announcement of the date of such annual meeting was first made, whichever first. If the stockholder fails to give notice by these dates, then the persons named as proxies in the proxies solicited by the board for the 2023 annual meeting of stockholders may exercise discretionary voting power regarding any such proposal. Stockholders are advised to review our by-laws which also specify requirements as to the form and content of a stockholder’s notice.

Any proposals, notices or information about proposed director candidates should be sent to Kala Pharmaceuticals, Inc., Attention: Nominating and Corporate Governance Committee, 1167 Massachusetts Avenue, Arlington, Massachusetts 02476.

Householding of Proxy Materials

Some brokers and other nominee record holders may be “householding” our proxy materials. This means a single notice and, if applicable, the proxy materials, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received. We will promptly deliver a separate copy of the notice and, if applicable, the proxy materials and our 2021 annual report to stockholders, which consists of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, to you if you write or call us at Kala Pharmaceuticals, Inc., 1167 Massachusetts Avenue, Arlington, Massachusetts 02476, Attention: Chief Financial Officer, telephone: (781) 996-5252. If you would like to receive separate notices and copies of our proxy materials and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act and, therefore, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at www.sec.gov. The SEC’s website contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. D98731-Z84644 For Against Abstain ! ! ! ! ! ! ! ! ! KALA PHARMACEUTICALS, INC. 1167 MASSACHUSETTS AVE ARLINGTON, MA 02476 SCAN TO VIEW MATERIALS & VOTEw VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/KALA2023SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. There will be no physical location at which stockholders may attend the meeting. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. KALA PHARMACEUTICALS, INC. 1. To approve the one-time exchange of stock options issued under Kala Pharmaceuticals, Inc.’s (the “Company”) 2009 Employee, Director and Consultant Equity Incentive Plan, the Company’s 2017 Equity Incentive Plan, and inducement awards granted to certain newly hired employees in accordance with Nasdaq Listing Rule 5635(c)(4) that are held by executive officers, other employees, and non-employee directors of the Company for newly issued restricted stock units (the “Option Exchange Proposal”). 2. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 (the “Auditor Ratification Proposal”). The Board of Directors recommends you vote FOR Proposals 1, 2 and 3: 3. To approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Option Exchange Proposal and the Auditor Ratification Proposal. NOTE: To transact such other business as may properly come before the meeting or any adjournment thereof.

D98732-Z84644 Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement are available at www.proxyvote.com. KALA PHARMACEUTICALS, INC. Special Meeting of Stockholders April 24, 2023 11:00 AM ET This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Mary Reumuth or, in her absence, Mark Iwicki, Todd Bazemore and Eric L. Trachtenberg, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of KALA PHARMACEUTICALS, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 11:00 AM, ET on April 24, 2023 via the Internet at www.virtualshareholdermeeting.com/KALA2023SM, and any adjournment or postponement thereof. The undersigned hereby revokes any proxy or proxies previously given to represent or vote such shares and hereby ratifies and confirms all actions that said proxy, his or her substitutes, or any of them, may lawfully take in accordance with the terms hereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations set forth on the reverse side of this ballot. In their discretion, the proxies are authorized to vote upon such other matters as may be properly brought before the meeting or any adjournment thereof. Continued and to be signed on reverse side